Filed pursuant to 424(b)(3)

Registration Statement No. 333-272503

PROSPECTUS SUPPLEMENT NO. 4

(To Prospectus dated June 22, 2023)

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

Up to 606,060 Ordinary Shares

Warrant A to Subscribe for up to 606,060 Ordinary Shares

Warrant B to Subscribe for up to 606,060 Ordinary Shares

Pre-Funded Warrants to Subscribe for up to 606,060 Ordinary Shares

(or some combination of Ordinary Shares and Warrants

and/or Pre-Funded Warrants and Warrants in the amounts reflected above)

Up to 1,212,121 Ordinary Shares Underlying the Warrants

Up to 606,060 Ordinary Shares Underlying the Pre-Funded Warrants

(in each case, after taking into account the 22:1 reverse stock split effective as of August 21, 2023)

This prospectus supplement (this “Prospectus Supplement”) is being filed to update and supplement our prospectus dated June 22, 2023, as supplemented (the “Prospectus”), whereby the Company offered up to $3,200,000 of our ordinary shares, at a public offering price of $0.24 (pre-reverse stock split), and Warrant A to subscribe for 13,333,333 ordinary shares (606,060 ordinary shares after taking into account the reverse stock split) and Warrant B to subscribe for 13,333,333 ordinary shares (606,060 ordinary shares after taking into account the reverse stock split) for no additional consideration. We also offered to certain purchasers whose acquisition of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to acquire, if any such purchaser so chooses, 13,333,333 pre-funded warrants (pre-reverse stock split) to subscribe for ordinary shares, in lieu of ordinary shares that would otherwise result in such purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares. This offering also relates to the ordinary shares issuable upon exercise of any pre-funded warrants sold in this offering. As of the date of this Prospectus Supplement, all pre-funded warrants have been exercised in full.

Each ordinary share and pre-funded warrant was issued together with a Warrant A to subscribe for one ordinary share at an exercise price of $5.28 (after taking into account the reverse stock split) per share (representing 100% of the price at which an ordinary share is issued to the public in this offering) and a Warrant B to subscribe for one ordinary share at an exercise price of $5.28 (after taking into account the reverse stock split) per share (representing 100% of the price at which an ordinary share is issued to the public in this offering). The warrants are exercisable immediately and will expire five years from the date of issuance. Because we issued a Warrant A and a Warrant B for each ordinary share and for each pre-funded warrant to subscribe for one ordinary share sold in this offering, the number of warrants issued as part of this offering will not change as a result of a change in the mix of the ordinary shares and pre-funded warrants issued.

Specifically, this Prospectus Supplement is being filed to update and supplement the information included in the Prospectus with certain information contained in our Report on Form 6-K submitted to the U.S. Securities and Exchange Commission (the “SEC”) on September 6, 2023 (the “Form 6-K”). Accordingly, we have attached the Form 6-K to this Prospectus Supplement. Any statement contained in the Prospectus shall be deemed to be modified or superseded to the extent that information in this Prospectus Supplement modifies or supersedes such statement.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This Prospectus Supplement is not complete without, and may not be utilized except in connection with, the Prospectus, including any supplements and amendments thereto.

We may further amend or supplement the Prospectus and this Prospectus Supplement from time to time by filing amendments or supplements as required. You should read the entire Prospectus, this Prospectus Supplement and any amendments or supplements carefully before you make your investment decision.

Our Ordinary Shares are listed on The Nasdaq Global Market under the symbol “SMX” and our public warrants are listed on The Nasdaq Capital Market under the symbol “SMXWW”. On September 6, 2023, the closing price of our Ordinary Shares was $1.5200.

Investing in our Ordinary Shares involves significant risks. You should read the section entitled “Risk Factors” beginning on page 15 of the Prospectus for a discussion of certain risk factors that you should consider before investing in our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is September 7, 2023

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 6-K

REPORT OF FOREIGN PRIVATE ISSUER

PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE

SECURITIES EXCHANGE ACT OF 1934

For the month of September 2023

Commission File Number: 001-41639

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in Charter)

Mespil Business Centre, Mespil House

Sussex Road, Dublin 4, Ireland

Tel: +353-1-920-1000

(Address of Principal Executive Offices) (Zip Code)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F. Form 20-F ☒ Form 40-F ☐

On September 6, 2023, SMX (Security Matters) Public Limited Company (the “Company”) consummated the transactions pursuant to a Securities Purchase Agreement (the “Purchase Agreement”) dated as of September 5, 2023 (the “Effective Date”) and issued and sold to an institutional investor (the “Investor”) a promissory note with a fixed conversion price of $1.6378 (the “Note”) and warrants (collectively, the “Warrants”), for gross proceeds to SMX of approximately US$2.5 million, before deducting fees and other offering expenses payable by the Company to their service providers.

The Company intends to use the net proceeds from the sale of the Note for working capital and general corporate purposes, including for the further rollout of its technology in its major segments of gold, silver, steel, aluminum, and cobalt, among other growth purposes.

The Note, dated as of the Effective Date, is in the principal amount of $4,290,000 (the “Principal Amount”). The actual amount loaned by the Investor pursuant to the Note is $2,574,000 after a 40% original issue discount. The maturity date of the Note is the 12-month anniversary of the Effective Date, and is the date upon which the Principal Amount, as well as any accrued and unpaid interest and other fees, shall be due and payable. Interest accrues in the amount of 12% per year from the Effective Date and shall be payable on the maturity date or upon acceleration or by prepayment or otherwise.

The Investor has the right, at any time, to convert all or any portion of the then outstanding and unpaid Principal Amount and interest (including any costs, fees and charges) into the Company’s Ordinary Shares, at a fixed conversion price of $1.6378 per share, subject to customary adjustments as provided in the Note including for fundamental transactions. Any such conversion is subject to customary conversion limitations set forth in the Note so the Investor beneficially owns less than 4.99% of the Company’s Ordinary Shares. Additionally, the Company has the right to convert in whole or in part the Note into Ordinary Shares; provided that in no case shall the Company so convert the Note if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the Investor of Ordinary Shares in excess of 4.99%.

Pursuant to the Purchase Agreement, the Investor agreed to reinvest 50% of any realized Net Profit (as defined in the Purchase Agreement) directly into Company.

The Note contains customary Events of Default for transactions similar to the transactions contemplated by the Purchase Agreement and the Note, which entitle the Investor, among other things, to accelerate the due date of the unpaid principal amount of, and all accrued and unpaid interest on, the Note. Any principal amount or interest on the Note which is not paid when due shall bear interest at the rate of the lesser of (i) 24.5% per annum and (ii) the maximum amount permitted by law during the Event of Default. Upon the occurrence of any Event of Default, the principal amount then outstanding plus accrued interest (including any costs, fees and charges) increases to 120% of such amount through the date of full repayment multiplied by 150%, as well as all costs of collection.

The Purchase Agreement and the Note contains restrictions on the Company’s ability to enter into any transaction with a Variable Security (as defined in the Note) component, as well as other restrictions on and covenants by the Company, all as described in the Note and the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties made by each of the Company and the Investor. It further grants to the Investor certain rights of participation and first refusal, and certain most-favored nation rights, all as set forth in the Purchase Agreement and the Note.

The Company is subject to customary indemnification terms in favor of the Investor and its affiliates and certain other parties.

The Company issued two Warrants to the Investor, an “A” Warrant and a “B” Warrant. The A Warrant for 3,929,051 Ordinary Shares has an exercise price of $0.0022 per share, subject to customary adjustments, and may be exercised at any time until the five year anniversary of the A Warrant. The B Warrant for 2,619,367 Ordinary Shares has an exercise price of $1.6378 per share, subject to customary adjustments, and may be exercised at any time until the five year anniversary of the B Warrant. The exercise of the Warrants are subject to a beneficial ownership limitation of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to such exercise. In the event of the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrants, the Company would be obligated to pay a “Buy-In” amount pursuant to the terms of the Warrants.

The Company further entered into a Registration Rights Agreement with the Investor, pursuant to which the Company agreed to register for resale all of the Ordinary Shares underlying the Note and the Warrants (the “Registration Rights Agreement”).

The Note and Warrants were issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the Ordinary Shares of the Company underlying such securities, have not been registered under the Securities Act or applicable state securities laws. Accordingly, the Note, the Warrants and underlying Ordinary Shares may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. This Report on Form 6-K shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

The Company paid to EFHutton, division of Benchmark Investments, LLC, approximately $155,000 in cash fees pursuant to the Company’s existing agreement with EFHutton, division of Benchmark Investments, LLC, in relation to the transactions contemplated by the Purchase Agreement.

The foregoing is a brief description of the Purchase Agreement, the Note, the Warrants and the Registration Rights Agreement, and is qualified in its entirety by reference to the full text of such documents.

Exhibit Number	Description
4.1	Form of A Warrant
4.2	Form of B Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Promissory Note
10.3	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 6, 2023

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

By:	/s/ Haggai Alon
Name:	Haggai Alon
Title:	Chief Executive Officer

Exhibit 4.1

Exhibit D: Ordinary Share Purchase Warrant (“Warrant A”)

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ORDINARY SHARE PURCHASE WARRANT

SMX (Security Matters) Public Limited Company

Warrant Shares: 3,929,051

Date of Issuance: September 5, 2023 (“Issuance Date”)

This ORDINARY SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received (in connection with the issuance of the Note (as defined in the Securities Purchase Agreement (as defined below)) to [INSTITUTION], a Saint Kitts and Nevis Company (including any permitted and registered assigns, the “Buyer” or “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from SMX (Security Matters) Public Limited Company, an Irish corporation (the “Company”), 3,929,051 Ordinary Shares (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price per share then in effect. This Warrant is issued by the Company as of the date hereof in connection with that certain Securities Purchase Agreement dated as of September 5, 2023, by and among the Company and the Buyer (the “Securities Purchase Agreement”).

Capitalized terms used in this Warrant shall have the meanings set forth in the Securities Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 12 below. For purposes of this Warrant, the term “Exercise Price” shall mean $0.0022, subject to adjustment as provided herein, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. eastern standard time on the five-year anniversary thereof.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Buyer’s election to exercise this Warrant. The Buyer shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second Trading Day (the “Warrant Share Delivery Date”) following the date on which the Buyer sent the Exercise Notice to the Company or the Company’s transfer agent, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds, the Company shall (or direct its transfer agent to) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Buyer or its designee, for the number of Ordinary Shares to which the Buyer is entitled pursuant to such exercise (or deliver such Ordinary Shares in electronic format if requested by the Buyer). Upon delivery of the Exercise Delivery Documents, the Buyer shall be deemed for all corporate purposes to have become the Buyer of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

If the Company fails to cause its transfer agent to transmit to the Buyer the respective Ordinary Shares by the respective Warrant Share Delivery Date, then the Buyer will have the right to rescind such exercise in Buyer’s sole discretion in addition to all other rights and remedies at law, under this Warrant, or otherwise, and such failure shall also be deemed a material breach of this Warrant and the Agreement.

(b) No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Buyer otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c) Buyer’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Buyer shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Buyer (together with the Buyer’s affiliates (the “Affiliates”), and any other Persons acting as a group together with the Buyer or any of the Buyer’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Buyer and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Buyer or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Shares Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Buyer or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Buyer that the Buyer is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(c), in determining the number of outstanding Ordinary Shares, a Buyer may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Buyer, the Company shall within two Trading Days confirm orally and in writing to the Buyer the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Buyer or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Ordinary Shares outstanding at the time of the respective calculation hereunder. The limitations contained in this paragraph shall apply to a successor Buyer of this Warrant.

(d) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Buyer, if the Company fails to cause the Company’s transfer agent to transmit to the Buyer the Warrant Shares in accordance with the provisions of this Warrant (including but not limited to Section 1(a) above pursuant to an exercise on or before the respective Warrant Share Delivery Date, and if after such date the Buyer is required by its broker to purchase (in an open market transaction or otherwise) or the Buyer’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Buyer of the Warrant Shares which the Buyer anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Buyer, within one(1) business day of Buyer’s request, the amount, if any, by which (x) the Buyer’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Buyer in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Buyer, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Buyer within one (1) business day of Buyer’s request the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Buyer purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of Ordinary Shares with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Buyer $1,000. The Buyer shall provide the Company written notice indicating the amounts payable to the Buyer in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

2. ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to Buyers of Ordinary Shares, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of Buyers of Ordinary Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one Ordinary Share, and (ii) the denominator of which shall be the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such record date; and

(ii) the number of Warrant Shares shall be increased to a number of shares equal to the number of Ordinary Shares obtainable immediately prior to the close of business on the record date fixed for the determination of Buyers of Ordinary Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of common equity of a company (other than the Company) whose common stock or other common equity is traded on a national securities exchange or a national automated quotation system (“Other Ordinary Shares”), then the Buyer may elect to receive a warrant to purchase Other Ordinary Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Ordinary Shares that would have been payable to the Buyer pursuant to the Distribution had the Buyer exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

(b) Subdivision or Combination of Ordinary Shares. If the Company at any time on or after the issuance date of this Warrant (“Issuance Date”), subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective. Each such adjustment of the Exercise Price shall be calculated to the nearest one- hundredth of a cent. Such adjustment shall be made successively whenever any event covered by this section shall occur.

3. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which Buyers of Ordinary Shares are permitted to tender or exchange their Ordinary Shares for other securities, cash or property and the Buyers of at least 50% of the Ordinary Shares accept such offer, or (iv) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Ordinary Shares) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Buyer shall have the right to receive the number of Ordinary Shares of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Buyer of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Ordinary Shares in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If Buyers of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Buyer shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Buyer a new warrant consistent with the foregoing provisions and evidencing the Buyer’s right to exercise such warrant into Alternate Consideration.

4. NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Buyer. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, ten times the number of Ordinary Shares into which the Warrants are then exercisable into to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

6. REISSUANCE.

(a) Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Securities Purchase Agreement. The Company shall provide the Buyer with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares or other property, pro rata to the Buyers of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Buyer.

8. TRANSFER. This Warrant shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Buyer and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior signed written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer (any such assignment or transfer shall be null and void if the Company does not obtain the prior signed written consent of the Buyer). This Warrant or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, in whole or in part, without the need to obtain the Company’s consentthereto. Any transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Buyer of this Warrant and the Securities Securities Purchase Agreement.

9. AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Buyer.

10. GOVERNING LAW. This Warrant shall be deemed executed, delivered and performed in Saint Kitts and Nevis (“Nevis”). This Warrant shall be solely and exclusively governed by and construed in accordance with the laws of Nevis without regard to principles of conflicts of laws. The parties hereby warrant and represent that the selection of Nevis law as the sole and exclusive governing law under this Warrant (i) has a reasonable nexus to each of the parties and to the transactions contemplated by the Warrant; and (ii) does not offend any public policy of the Nevis, or of any other jurisdiction. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to this Warrant, Agreement, Irrevocable Instructions or any other agreement between the parties, the Company’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Lender and agreed upon by the Company. Company covenants and agrees to provide written notice to Lender via email prior to bringing any action or arbitration action against the Company’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Lender to any such action. Company acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Lender to enter into the Transaction Documents and that but for Company’s agreements set forth in this section, Lender would not have entered into the Transaction Documents. In the event that the Lender needs to take action to protect their rights under the Loan, the Lender may commence action in any jurisdiction needed with the understanding that the Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis.

11. ACCEPTANCE. Receipt of this Warrant by the Buyer shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Nasdaq” means www.Nasdaq.com.

(b) “Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Nasdaq, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Nasdaq, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Nasdaq, or (iii) if no last trade price is reported for such security by Nasdaq, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Buyer. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c) “Ordinary Shares” means the Company’s Ordinary Shares, par value $0.0022, and any other class of securities into which such securities may hereafter be reclassified or changed.

(d) “Ordinary Shares Equivalents” means any securities of the Company that would entitle the Buyer thereof to acquire at any time Ordinary Shares, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the Buyer thereof to receive, Ordinary Shares.

(e) “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(g) “Principal Market” means the primary national securities exchange on which the Ordinary Shares is then traded.

(h) “Trading Day” means (i) any day on which the Ordinary Shares is listed or quoted and traded on its Principal Market, (ii) if the Ordinary Shares is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

* * * * * * *

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai ALon
Printed Name:	Haggai Alon
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered Buyer to exercise this Ordinary Shares Purchase Warrant)

THE UNDERSIGNED Buyer hereby exercises the right to purchase___________of the Ordinary Shares (“Warrant Shares”) of SMX (Security Matters) Public Limited Company, an Irish corporation (the “Company”), evidenced by the attached copy of the Ordinary Shares Purchase Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.	Form of Exercise Price. The Buyer intends that payment of the Exercise Price shall be made as (check one):

☐	a cash exercise with respect to________________Warrant Shares; or

2.	Payment of Exercise Price. The Buyer shall pay the applicable Aggregate Exercise Price in the sum of $______________to the Company in accordance with the terms of the Warrant.

3.	Delivery of Warrant Shares. The Company shall deliver to the Buyer ___________________ Warrant Shares in accordance with the terms of the Warrant.

Date: ______________________

(Print Name of Registered Buyer)

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto ______________ the right to purchase____________Ordinary Shares of SMX (Security Matters) Public Limited Company, to which the within Ordinary Shares Purchase Warrant relates and appoints ______________, as attorney-in-fact, to transfer said right on the books of SMX (Security Matters) Public Limited Company with full power of substitution and re- substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated: ______________________

(Signature) *

(Name)

(Address)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Ordinary Shares Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

Exhibit 4.2

Exhibit D(1): Ordinary Share Purchase Warrant (“Warrant B”)

NEITHER THIS SECURITY NOR THE SECURITIES AS TO WHICH THIS SECURITY MAY BE EXERCISED HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY SUCH SECURITIES.

ORDINARY SHARE PRICE PURCHASE WARRANT

SMX (Security Matters) Public Limited Company

Warrant Shares:   2,619,367

Date of Issuance: September 5, 2023 (“Issuance Date”)

This ORDINARY SHARE PURCHASE WARRANT (the “Warrant”) certifies that, for value received (in connection with the issuance of the Note (as defined in the Securities Purchase Agreement (as defined below)) to [INSTITUTION], a Saint Kitts and Nevis Company (including any permitted and registered assigns, the “Buyer” or “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of issuance hereof, to purchase from SMX (Security Matters) Public Limited Company, an Irish corporation (the “Company”), 2,619,367 Ordinary Shares (the “Warrant Shares”) (whereby such number may be adjusted from time to time pursuant to the terms and conditions of this Warrant) at the Exercise Price per share then in effect. This Warrant is issued by the Company as of the date hereof in connection with that certain Securities Purchase Agreement dated as of September 5, 2023, by and among the Company and the Buyer (the “Securities Purchase Agreement”).

Capitalized terms used in this Warrant shall have the meanings set forth in the Securities Purchase Agreement unless otherwise defined in the body of this Warrant or in Section 12 below. For purposes of this Warrant, the term “Exercise Price” shall mean $1.6378, subject to adjustment as provided herein, and the term “Exercise Period” shall mean the period commencing on the Issuance Date and ending on 5:00 p.m. eastern standard time on the five-year anniversary thereof.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof, the rights represented by this Warrant may be exercised in whole or in part at any time or times during the Exercise Period by delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Buyer’s election to exercise this Warrant. The Buyer shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. On or before the second Trading Day (the “Warrant Share Delivery Date”) following the date on which the Buyer sent the Exercise Notice to the Company or the Company’s transfer agent, and upon receipt by the Company of payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which all or a portion of this Warrant is being exercised (the “Aggregate Exercise Price” and together with the Exercise Notice, the “Exercise Delivery Documents”) in cash or by wire transfer of immediately available funds, the Company shall (or direct its transfer agent to) issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Buyer or its designee, for the number of Ordinary Shares to which the Buyer is entitled pursuant to such exercise (or deliver such Ordinary Shares in electronic format if requested by the Buyer). Upon delivery of the Exercise Delivery Documents, the Buyer shall be deemed for all corporate purposes to have become the Buyer of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 6) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.

If the Company fails to cause its transfer agent to transmit to the Buyer the respective Ordinary Shares by the respective Warrant Share Delivery Date, then the Buyer will have the right to rescind such exercise in Buyer’s sole discretion in addition to all other rights and remedies at law, under this Warrant, or otherwise, and such failure shall also be deemed a material breach of this Warrant and the Agreement.

(b) No Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto. All Warrant Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Buyer otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then-current fair market value of a Warrant Share by such fraction.

(c) Buyer’s Exercise Limitations. Notwithstanding anything to the contrary contained herein, the Company shall not effect any exercise of this Warrant, and a Buyer shall not have the right to exercise any portion of this Warrant, pursuant to Section 1 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Buyer (together with the Buyer’s affiliates (the “Affiliates”), and any other Persons acting as a group together with the Buyer or any of the Buyer’s Affiliates (such Persons, “Attribution Parties”)), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Buyer and Attribution Parties shall include the number of Ordinary Shares issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Buyer or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Ordinary Share Equivalents) subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Buyer or any of its Affiliates or Attribution Parties. Except as set forth in the preceding sentence, for purposes of this Section 1(c), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, it being acknowledged by the Buyer that the Buyer is solely responsible for any schedules required to be filed in accordance therewith. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 1(c), in determining the number of outstanding Ordinary Shares, a Buyer may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Ordinary Shares outstanding. Upon the written or oral request of a Buyer, the Company shall within two Trading Days confirm orally and in writing to the Buyer the number of Ordinary Shares then outstanding. In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Buyer or its Affiliates or Attribution Parties since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Ordinary Shares outstanding at the time of the respective calculation hereunder. The limitations contained in this paragraph shall apply to a successor Buyer of this Warrant.

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(d) Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Buyer, if the Company fails to cause the Company’s transfer agent to transmit to the Buyer the Warrant Shares in accordance with the provisions of this Warrant (including but not limited to Section 1(a) above pursuant to an exercise on or before the respective Warrant Share Delivery Date, and if after such date the Buyer is required by its broker to purchase (in an open market transaction or otherwise) or the Buyer’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Buyer of the Warrant Shares which the Buyer anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Buyer, within one (1) business day of Buyer’s request, the amount, if any, by which (x) the Buyer’s total purchase price (including brokerage commissions, if any) for the Ordinary Shares so purchased exceeds (y) the product of (1) the number of Warrant Shares that the Company was required to deliver to the Buyer in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Buyer, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Buyer within one (1) business day of Buyer’s request the number of Ordinary Shares that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. The Buyer shall provide the Company written notice indicating the amounts payable to the Buyer in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Buyer’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Ordinary Shares upon exercise of the Warrant as required pursuant to the terms hereof.

2. ADJUSTMENTS. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) Distribution of Assets. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to Buyers of Ordinary Shares, by way of return of capital or otherwise (including without limitation any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case:

(i) any Exercise Price in effect immediately prior to the close of business on the record date fixed for the determination of Buyers of Ordinary Shares entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Exercise Price by a fraction (i) the numerator of which shall be the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Company’s Board of Directors) applicable to one share of Ordinary Share, and (ii) the denominator of which shall be the Closing Sale Price of the Ordinary Shares on the Trading Day immediately preceding such record date; and

(ii) the number of Warrant Shares shall be increased to a number of shares equal to the number of Ordinary Shares obtainable immediately prior to the close of business on the record date fixed for the determination of Buyers of Ordinary Shares entitled to receive the Distribution multiplied by the reciprocal of the fraction set forth in the immediately preceding clause (i); provided, however, that in the event that the Distribution is of common equity of a company (other than the Company) whose common stock or other common equity is traded on a national securities exchange or a national automated quotation system (“Other Ordinary Shares”), then the Buyer may elect to receive a warrant to purchase Other Ordinary Shares in lieu of an increase in the number of Warrant Shares, the terms of which shall be identical to those of this Warrant, except that such warrant shall be exercisable into the number of shares of Other Ordinary Shares that would have been payable to the Buyer pursuant to the Distribution had the Buyer exercised this Warrant immediately prior to such record date and with an aggregate exercise price equal to the product of the amount by which the exercise price of this Warrant was decreased with respect to the Distribution pursuant to the terms of the immediately preceding clause (i) and the number of Warrant Shares calculated in accordance with the first part of this clause (ii).

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(b) Subdivision or Combination of Ordinary Shares. If the Company at any time on or after the issuance date of this Warrant (“Issuance Date”), subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding Ordinary Shares into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective. Each such adjustment of the Exercise Price shall be calculated to the nearest one- hundredth of a cent. Such adjustment shall be made successively whenever any event covered by this section shall occur.

3. FUNDAMENTAL TRANSACTIONS. If, at any time while this Warrant is outstanding, (i) the Company effects any merger of the Company with or into another entity and the Company is not the surviving entity (such surviving entity, the “Successor Entity”), (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or by another individual or entity, and approved by the Company) is completed pursuant to which Buyers of Ordinary Shares are permitted to tender or exchange their Ordinary Shares for other securities, cash or property and the Buyers of at least 50% of the Ordinary Shares accept such offer, or (iv) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of Ordinary Shares) (in any such case, a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Buyer shall have the right to receive the number of Ordinary Shares of the Successor Entity or of the Company and any additional consideration (the “Alternate Consideration”) receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Buyer of the number of Ordinary Shares for which this Warrant is exercisable immediately prior to such event (disregarding any limitation on exercise contained herein solely for the purpose of such determination). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Ordinary Shares in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If Buyers of Ordinary Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Buyer shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. To the extent necessary to effectuate the foregoing provisions, any Successor Entity in such Fundamental Transaction shall issue to the Buyer a new warrant consistent with the foregoing provisions and evidencing the Buyer’s right to exercise such warrant into Alternate Consideration.

4. NON-CIRCUMVENTION. The Company covenants and agrees that it will not, by amendment of its certificate of incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all the provisions of this Warrant and take all action as may be required to protect the rights of the Buyer. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Ordinary Shares upon the exercise of this Warrant, and (iii) shall, for so long as this Warrant is outstanding, have authorized and reserved, free from preemptive rights, ten times the number of Ordinary Shares into which the Warrants are then exercisable into to provide for the exercise of the rights represented by this Warrant (without regard to any limitations on exercise).

5. WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, this Warrant, in and of itself, shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

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6. REISSUANCE.

(a) Lost, Stolen or Mutilated Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company will, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed.

(b) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant shall be of like tenor with this Warrant, and shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date.

7. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with the notice provisions contained in the Securities Purchase Agreement. The Company shall provide the Buyer with prompt written notice (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, the calculation of such adjustment and (ii) at least 20 days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the Ordinary Shares, (B) with respect to any grants, issuances or sales of any stock or other securities directly or indirectly convertible into or exercisable or exchangeable for Ordinary Shares or other property, pro rata to the Buyers of Ordinary Shares or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation, provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Buyer.

8. TRANSFER. This Warrant shall be binding upon the Company and its successors and assigns, and shall inure to be the benefit of the Buyer and its successors and assigns. Notwithstanding anything to the contrary herein, the rights, interests or obligations of the Company hereunder may not be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior signed written consent of the Buyer, which consent may be withheld at the sole discretion of the Buyer (any such assignment or transfer shall be null and void if the Company does not obtain the prior signed written consent of the Buyer). This Warrant or any of the severable rights and obligations inuring to the benefit of or to be performed by Buyer hereunder may be assigned by Buyer to a third party, in whole or in part, without the need to obtain the Company’s consentthereto. Any transferee of all or a portion of this Warrant shall succeed to the rights and benefits of the initial Buyer of this Warrant and the Securities Securities Purchase Agreement.

9. AMENDMENT AND WAIVER. The terms of this Warrant may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Buyer.

10. GOVERNING LAW. This Warrant shall be deemed executed, delivered and performed in Saint Kitts and Nevis (“Nevis”). This Warrant shall be solely and exclusively governed by and construed in accordance with the laws of Nevis without regard to principles of conflicts of laws. The parties hereby warrant and represent that the selection of Nevis law as the sole and exclusive governing law under this Warrant (i) has a reasonable nexus to each of the parties and to the transactions contemplated by the Warrant; and (ii) does not offend any public policy of the Nevis, or of any other jurisdiction. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to this Warrant, Agreement, Irrevocable Instructions or any other agreement between the parties, the Company’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Lender and agreed upon by the Company. Company covenants and agrees to provide written notice to Lender via email prior to bringing any action or arbitration action against the Company’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Lender to any such action. Company acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Lender to enter into the Transaction Documents and that but for Company’s agreements set forth in this section, Lender would not have entered into the Transaction Documents. In the event that the Lender needs to take action to protect their rights under the Loan, the Lender may commence action in any jurisdiction needed with the understanding that the Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis.

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11. ACCEPTANCE. Receipt of this Warrant by the Buyer shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

12. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Nasdaq” means www.Nasdaq.com.

(b) “Closing Sale Price” means, for any security as of any date, (i) the last closing trade price for such security on the Principal Market, as reported by Nasdaq, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing trade price, then the last trade price of such security prior to 4:00 p.m., New York time, as reported by Nasdaq, or (ii) if the foregoing does not apply, the last trade price of such security in the over-the-counter market for such security as reported by Nasdaq, or (iii) if no last trade price is reported for such security by Nasdaq, the average of the bid and ask prices of any market makers for such security as reported by the OTC Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Buyer. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

(c) “Ordinary Shares” means the Company’s Ordinary Shares, par value $0.0022, and any other class of securities into which such securities may hereafter be reclassified or changed.

(d) “Ordinary Shares Equivalents” means any securities of the Company that would entitle the Buyer thereof to acquire at any time Ordinary Shares, including without limitation any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the Buyer thereof to receive, Ordinary Shares.

(e) “Person” and “Persons” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and any governmental entity or any department or agency thereof.

(g) “Principal Market” means the primary national securities exchange on which the Ordinary Shares is then traded.

(h) “Trading Day” means (i) any day on which the Ordinary Shares is listed or quoted and traded on its Principal Market, (ii) if the Ordinary Shares is not then listed or quoted and traded on any national securities exchange, then a day on which trading occurs on any over-the-counter markets, or (iii) if trading does not occur on the over-the-counter markets, any Business Day.

* * * * * * *

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of the Issuance Date set forth above.

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai Alon
Printed Name: Haggai Alon
Title:	Chief Executive Officer

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EXHIBIT A

EXERCISE NOTICE

(To be executed by the registered Buyer to exercise this Ordinary Shares Purchase Warrant)

THE UNDERSIGNED Buyer hereby exercises the right to purchase ______________ of the Ordinary Shares (“Warrant Shares”) of SMX (Security Matters) Public Limited Company, an Irish corporation (the “Company”), evidenced by the attached copy of the Ordinary Shares Purchase Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The Buyer intends that payment of the Exercise Price shall be made as (check one):

☐ a cash exercise with respect to ______________ Warrant Shares; or

2. Payment of Exercise Price. The Buyer shall pay the applicable Aggregate Exercise Price in the sum of $____________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the Buyer ______________ Warrant Shares in accordance with the terms of the Warrant.

Date:

(Print Name of Registered Buyer)

By:
Name:
Title:

EXHIBIT B

ASSIGNMENT OF WARRANT

(To be signed only upon authorized transfer of the Warrant)

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto _____________ the right to purchase ____________ Ordinary Shares of SMX (Security Matters) Public Limited Company, to which the within Ordinary Shares Purchase Warrant relates and appoints ________________, as attorney-in-fact, to transfer said right on the books of SMX (Security Matters) Public Limited Company with full power of substitution and re- substitution in the premises. By accepting such transfer, the transferee has agreed to be bound in all respects by the terms and conditions of the within Warrant.

Dated:	________________________

(Signature) *

(Name)

(Address)

* The signature on this Assignment of Warrant must correspond to the name as written upon the face of the Ordinary Shares Purchase Warrant in every particular without alteration or enlargement or any change whatsoever. When signing on behalf of a corporation, partnership, trust or other entity, please indicate your position(s) and title(s) with such entity.

Exhibit 10.1

THE PLACEMENT AGENT FOR THIS SECURITIES PURCHASE AGREEMENT IS EF HUTTON, A DIVISION OF BENCHMARK INVESTMENTS, LLC, A BROKER - DEALER REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS A MEMBER OF FINRA

THIS AGREEMENT CONTAINS AN AFFIDAVIT OF CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS BORROWER MAY HAVE AND ALLOWS THE INVESTOR TO OBTAIN A JUDGMENT AGAINST BORROWER WITHOUT ANY FURTHER NOTICE.

S E C U R I T I E S  P U R C H A S E  A G R E E M E N T

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of September 5, 2023, by and between SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY, an Irish public limited company, with principal executive offices located at Mespil Business Centre, Mespil House Sussex Road, Dublin 4, Ireland (the “Borrower”), and [INSTITUTION], a company domiciled and registered in Saint Kitts and Nevis (the “Investor” or “Buyer”). [INSTITUTION] is acting in association with Benchmark Investments, LLC. Benchmark Investments, is the placement agent for this investment and is a broker - dealer registered with the United States Securities and Exchange Commission and is a member of FINRA (as defined below). Certain capitalized terms used in this Agreement are defined below.

A. Borrower and Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder by the United States Securities and Exchange Commission (the “SEC”).

B. WHEREAS, subject to the terms and provisions hereinafter set forth and upon the terms and subject to the limitations and conditions set forth in the Note (as defined below), Investor desires to purchase and Borrower desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) a Promissory Note, in the form attached hereto as Exhibit A in the aggregate principal amount of $4,290,000.00 (the “Note”), convertible into ordinary shares of the Borrower (the “Ordinary Shares”), upon the terms and subject to the limitations and conditions set forth in such Note.

C. WHEREAS, the Borrower and the Investor have entered into that certain Registration Rights Agreement dated as of September 5, 2023, whereby the Borrower has agreed to register the Registrable Securities (as defined in the Registration Rights Agreement) in connection herewith (substantially in the form attached hereto as Exhibit B, the “Registration Rights Agreement”).

D. This Agreement, the Note, the Warrants, the Irrevocable Instructions, all the Exhibits to this Agreement, and all other certificates, documents, agreements, resolutions and instruments delivered to any party under or in connection with this Agreement or any other agreements, as the same may be amended from time to time, are collectively referred to herein as the “Transaction Documents”.

NOW, THEREFORE, in consideration of the above recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Investor hereby agree as follows:

1. Purchase and Sale of Securities.

1.1. Purchase of Securities. Borrower shall issue and sell to Investor and Investor agrees to purchase from Borrower the Securities. In consideration thereof, Investor shall pay the Consideration (as defined below). Investor agrees to reinvest 50% of any realized Net Profit from this investment directly into Company at the market price of the Company’s Ordinary Share at the time of reinvestment, once Investor has fully sold all Conversion Shares from the Note and the exercise of the Ordinary Share Purchase Warrants.

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1.2. Form of Payment. On the Closing Date (as defined below), Investor shall pay the Consideration to Borrower via wire transfer of immediately available funds against delivery of the Securities.

1.3. Closing Date. Subject to the satisfaction (or written waiver) of the conditions set forth in Section 5 and Section 6 below, the date of the issuance and sale of the Securities pursuant to this Agreement (the “Closing Date”) shall be on or around September 5, 2023, or such other mutually agreed upon date. The closing of the transactions contemplated by this Agreement (the “Closing”) shall occur on the Closing Date by means of the exchange by email of signed documents, but shall be deemed for all purposes to have occurred at the offices of the Investor in Saint Kitts and Nevis.

2. Investor’s Representations and Warranties. Investor represents and warrants to Borrower that as of the date of this Agreement (the “Effective Date”): (i) this Agreement has been duly and validly authorized; (ii) this Agreement constitutes a valid and binding agreement of Investor enforceable in accordance with its terms; (iii) Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D of the 1933 Act; and (iv) this Agreement has been duly executed and delivered on behalf of Investor.

3. Certain Borrower’s Representations and Warranties. Borrower represents and warrants to Investor that as of the Effective Date:

(i)	Borrower is a public limited company duly organized, validly existing and in good standing under the laws of its jurisdiction or organization and has the requisite power to own its properties and to carry on its business as now being conducted; (ii) Borrower and its Subsidiaries (as defined below) are each duly qualified as a foreign corporation to do business and/or is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect (as defined below); (iii) Borrower has registered its Ordinary Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and is obligated to file reports pursuant to Section 13 or Section 15(d) of the 1934 Act as a “Foreign Private Issuer”; (iv) each of the Transaction Documents and the transactions contemplated hereby and thereby, have been duly and validly authorized by Borrower and all necessary actions have been taken; (v) this Agreement, the Securities, and the other applicable Transaction Documents have been duly executed and delivered by Borrower and constitute the valid and binding obligations of Borrower enforceable in accordance with their terms, subject as to enforceability only to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors’ rights generally; (vi) the execution and delivery of the Transaction Documents by Borrower, the issuance of Securities in accordance with the terms hereof, and the consummation by Borrower of the other transactions contemplated by the Transaction Documents do not and will not conflict with or result in a breach by Borrower of any of the terms or provisions of, or constitute a default under (a) Borrower’s formation documents or bylaws, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which Borrower is a party or by which it or any of its properties or assets are bound, including, without limitation, any listing agreement for the Ordinary Shares, or (c) any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal, state or foreign regulatory body, administrative agency, or other governmental body having jurisdiction over Borrower or any of Borrower’s properties or assets; (vii) other than notification to the Nasdaq Stock Market, no further authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders or any lender of Borrower is required to be obtained by Borrower for the issuance of the Securities to Investor or the entering into of the Transaction Documents; (viii) none of Borrower’s filings with the SEC contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; (ix) Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by Borrower with the SEC under the 1934 Act on a timely basis or has received a valid extension of such time of filing and has filed any such report, schedule, form, statement or other document prior to the expiration of any such extension; (x) there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of Borrower, threatened against or affecting Borrower before or by any governmental authority or non-governmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a material adverse effect on Borrower or which would adversely affect the validity or enforceability of, or the authority or ability of Borrower to perform its obligations under, any of the Transaction Documents; (xi) Borrower has not consummated any financing transaction that has not been disclosed in a periodic filing or current report with the SEC under the 1934 Act; (xii) [Intentionally Omitted]; (xiii) with respect to any commissions, placement agent or finder’s fees or similar payments that will or would become due and owing by Borrower to any person or entity as a result of this Agreement or the transactions contemplated hereby (“Broker Fees”), any such Broker Fees will be made in full compliance with all applicable laws and regulations and only to a person or entity that is a registered investment adviser or registered broker-dealer; (xiv) Investor shall have no obligation with respect to any Broker Fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this subsection that may be due in connection with the transactions contemplated hereby and Borrower shall indemnify and hold harmless each of Investor, Investor’s employees, officers, directors, stockholders, members, managers, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorneys’ fees) and expenses suffered in respect of any such claimed Broker Fees; (xv) when issued, the Conversion Shares will be duly authorized, validly issued, fully paid for and non-assessable, free and clear of all liens, claims, charges and encumbrances; (xvi) neither Investor nor any of its officers, directors, stockholders, members, managers, employees, agents or representatives has made any representations or warranties to Borrower or any of its officers, directors, employees, agents or representatives except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, employees, agents or representatives other than as set forth in the Transaction Documents; (xvii) Borrower of its own free will decided to enter into this Agreement with the Investor based solely on the merit of the written legal and economics terms within this Agreement which were the sole and only motivating factor for the Borrower to sign this Agreement; and (xviii) other than the written terms of this Agreement and the other Transaction Documents, no verbal or written representation outside of this Agreement by any Investor Representatives induced or motivated the Borrower to enter this Agreement with the Investor. While any amount remains outstanding under the Note, the Borrower shall, prior to the closing of any equity financing (including debt with an equity component) (“Future Offering”), provide written notice to the Investor describing the proposed Future Offering, including the terms and conditions thereof. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Investor concerning the proposed Future Offering, the Borrower shall deliver a new notice to the Investor describing the amended terms and conditions of the proposed Future Offering. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed Future Offering.

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(ii)	Capitalization. The authorized share capital of the Borrower is US$100,000,000 divided into 36,363,636,364 Ordinary Shares with a nominal value of US$0.0022 each and 200,000,000,000 Preferred Shares with a nominal value of US$0.0001 each and €25,000 divided into 25,000 Deferred Ordinary Shares with a nominal value of €1.00 each. Approximately 2,221,281 Ordinary Shares are issued and outstanding and no shares of Preferred Stock are issued or outstanding. Except as disclosed in the SEC Documents, no shares are reserved for issuance pursuant to the Borrower’s stock option plans, no shares are reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for Ordinary Shares and an aggregate of 28,446,330 shares are reserved for issuance upon conversion of the Note and the Ordinary Share Purchase Warrants. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and non- assessable. No shares of capital stock of the Borrower are subject to preemptive rights or any other similar rights of the shareholders of the Borrower or any liens or encumbrances imposed through the actions or failure to act of the Borrower. Except as disclosed in the SEC Documents, as of the Effective Date, (i) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Borrower or any of its Subsidiaries, or arrangements by which the Borrower or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Borrower or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Borrower or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Borrower (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Note or the Conversion Shares. The Borrower has filed in its SEC Documents true and correct copies of the Borrower’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Borrower’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Ordinary Shares of the Borrower and the material rights of the holders thereof in respect thereto. The Borrower shall provide Investor with a written update of this representation signed by the Borrower’s Chief Executive Officer on behalf of the Borrower as of each Closing Date.

(iii)	No Conflicts. The execution, delivery and performance of this Agreement and the Note by the Borrower and the consummation by the Borrower of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the shares from the Securities (“Conversion Shares”)) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or By-laws, or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license or instrument to which the Borrower or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Borrower or its securities are subject) applicable to the Borrower or any of its Subsidiaries or by which any property or asset of the Borrower or any of its Subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Borrower nor any of its Subsidiaries is in violation of its Articles of Incorporation, By-laws or other organizational documents and neither the Borrower nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Borrower or any of its Subsidiaries in default) under, and neither the Borrower nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Borrower or any of its Subsidiaries is a party or by which any property or assets of the Borrower or any of its Subsidiaries is bound or affected, except for possible defaults as would not, individually or in the aggregate, have a Material Adverse Effect. The businesses of the Borrower and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as any Investor owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity except as would not have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act, applicable Nasdaq listing standards and any applicable state securities laws, the Borrower is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self-regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Note in accordance with the terms hereof or thereof or to issue and sell the Note in accordance with the terms hereof and to issue the Conversion Shares upon conversion of the Note or exercise of the Warrants. All consents, authorizations, orders, filings and registrations which the Borrower is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof. Borrower’s securities are not “chilled” by DTC. The Borrower and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing.

(iv)	No General Solicitation; Placement Agent’s Fees. Neither the Borrower, nor any of its Subsidiaries or affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities that were not otherwise registered under the 1933 Act. The Borrower shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of the transactions contemplated hereby, including, without limitation, placement agent fees payable to EF Hutton, division of Benchmark Investments, LLC, as placement agent (the “Placement Agent”) in connection with the sale of the Securities. Benchmark Investments, LLC, is the placement agent for this investment and is a broker - dealer registered with the SEC and is a member of FINRA. The fees and expenses of the Placement Agent to be paid by the Borrower or any of its Subsidiaries are as set forth on Schedule 3(g) attached hereto. The Borrower acknowledges that it has engaged the Placement Agent in connection with the sale of the Securities. Other than the Placement Agent, neither the Borrower nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the offer or sale of the Securities.

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(v)	Application of Takeover Protections; Rights Agreement. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), stockholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation, Bylaws or other organizational documents or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Borrower’s issuance of the Securities and the Investor’s ownership of the Securities. The Borrower and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Ordinary Shares or a change in control of the Borrower or any of its Subsidiaries.

(vi)	Disclosure of Transaction. The Borrower shall, on or before 9:30 a.m., Eastern Standard Time, on the first (1st) Business Day after this Agreement is signed, issue a press release (the “Initial Press Release”) reasonably acceptable to the Investor disclosing all the material terms of the transactions contemplated by the Transaction Documents but not disclosing the name of the Investor and instead describing the investor as an Institutional Investor. On or before 9:30 a.m., Eastern Standard Time, on the first (1st) Business Day after the date of this Agreement, the Borrower shall file a Current Report on Form 6-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching all the material Transaction Documents (including, without limitation, this Agreement (and all schedules to this Agreement), the Securities and the form of the Registration Rights Agreement) (including all attachments, the “Initial 6-K Filing”). From and after the filing of the Initial 6-K Filing, the Borrower shall have disclosed all material, non-public information (if any) provided to the Investor by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the filing of the Initial 6-K Filing, the Borrower acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Borrower, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Investor or any of its affiliates, on the other hand, shall terminate. From and after the filing of the Initial 6-K Filing, the Borrower shall have disclosed all material, non-public information (if any) provided to the Investor by the Borrower or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents.

3.1 Certain Covenants. Until all of Borrower’s obligations under all of the Transaction Documents are paid and performed in full, or within the timeframes otherwise specifically set forth below, Borrower will at all times comply with the following covenants: (i) so long as Investor beneficially owns any of the Securities and for at least twenty (20) Trading Days thereafter, Borrower will timely file on the applicable deadline all reports required to be filed with the SEC pursuant to Sections 13 or 15(d) of the 1934 Act, and will take all reasonable action under its control to ensure that adequate current public information with respect to Borrower, as required in accordance with Rule 144 of the 1933 Act, is publicly available, and will not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination; (ii) the Ordinary Shares shall be listed or quoted for trading on any of (a) NYSE, (b) NASDAQ, (c) OTCQX, (d) OTCQB, or (e) OTC Pink Current Information; (iii) when issued and paid for in accordance with the terms of the Note or the Warrants, as the case may be, the Conversion Shares will be duly authorized, validly issued, fully paid for and non- assessable, free and clear of all liens, claims, charges and encumbrances; (iv) Borrower shall use its commercially reasonable best efforts so that trading in Borrower’s Ordinary Shares will not be suspended, halted, chilled, frozen, reach zero bid or otherwise cease on Borrower’s principal trading market; (v) Borrower will not at any given time have more than one Variable Security Holder, excluding Investor, without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; (vi) other than with respect to the Yorkville SEPA, Borrower will not make any Variable Security Issuances (as defined below) to anyone other than Investor without Investor’s prior written consent, which consent may be granted or withheld in Investor’s sole and absolute discretion; (vii) at Closing and on the first day of each calendar quarter for so long as the Note remains outstanding or on any other date during which the Note is outstanding, as may be requested by Investor, Borrower shall cause its Chief Executive Officer to provide to Investor a certificate in form reasonably acceptable to Investor (the “Officer’s Certificate”) certifying in his capacity as Chief Executive Officer of Borrower the number of Variable Security Holders of Borrower as of the date the applicable Officer’s Certificate is executed; (viii) [Intentionally Omitted]; and (ix) Borrower shall comply with all laws, ordinances, regulations, and rules (federal, state, and local) relating to it, its assets, business, and operations. “Variable Security Holder” means any holder of any Borrower securities that (A) have or may have conversion rights of any kind, contingent, conditional or otherwise, in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares, or (B) are or may become convertible into Ordinary Shares (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible following an event of default, the passage of time, or another trigger event or condition (each a “Variable Security Issuance”). For avoidance of doubt, the issuance of Ordinary Shares under, pursuant to, in exchange for or in connection with any contract or instrument, whether convertible or not, is deemed a Variable Security Issuance for purposes hereof if the number of Ordinary Shares to be issued is based upon or related in any way to the market price of the Ordinary Shares, including, but not limited to, Ordinary Shares issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

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3.2 Conditions to Borrower’s Obligation to Sell. The obligation of Borrower hereunder to issue and sell the Securities to Investor at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

(a) Investor shall have executed this Agreement and delivered the same to Borrower.

(b) Investor shall have delivered the Purchase Price to the Borrower in accordance with Section 1.1 above.

4. Conditions to Investor’s Obligation to Purchase. The obligation of Investor hereunder to purchase the Securities at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

Borrower shall have executed this Agreement, the Note and the Warrant and delivered the same to Investor.

Borrower’s Chief Executive Officer shall have executed the Officer’s Certificate and delivered the same to Investor.

Borrower shall have delivered to Investor a fully executed Irrevocable Instructions to Transfer Agent (the “TA Letter”) substantially in the form attached hereto as Exhibit C acknowledged and agreed to in writing by Borrower’s transfer agent (the “Transfer Agent”).

Borrower shall have delivered to Investor a fully executed Officer’s Certificate substantially in the form attached hereto as Exhibit B(1) to the Note, evidencing Borrower’s approval of the Transaction Documents.

Borrower shall have delivered to Investor fully executed copies of all other Transaction Documents required to be executed by Borrower and shall have met all requirements in the Transaction Documents.

The representations and warranties of the Borrower shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Borrower shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Borrower at or prior to the Closing Date. The Investor shall have received a certificate or certificates, executed by the chief executive officer of the Borrower, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by the Investor including, but not limited to certificates with respect to the Borrower’s Certificate of Incorporation, By-laws and Board of Directors’ resolutions relating to the transactions contemplated hereby.

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No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self- regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Borrower including but not limited to a change in the 1934 Act reporting status of the Borrower or the failure of the Borrower to be timely in its 1934 Act reporting obligations.

The Conversion Shares shall have been authorized for listing on NASDAQ and trading in the Ordinary Shares on NASDAQ shall not have been suspended by the SEC or NASDAQ.

5. Covenants

5.1 Reservation of Shares. The Borrower covenants that during the period the conversion right exists, the Borrower will reserve from its authorized and unissued Ordinary Shares a sufficient number of shares, free from preemptive rights, to provide for the issuance of Ordinary Shares upon the full conversion of the Note issued pursuant to this Agreement. The Borrower is required at all times to have authorized and reserved three (3) times the number of shares that is actually issuable upon full conversion of the Note and Warrants (the “Reserved Amount”). The Reserved Amount shall be increased from time to time in accordance with the Borrower’s obligations hereunder. The Borrower represents that upon issuance in accordance with the terms of the Note and the Warrant, as applicable, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of Ordinary Shares into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of Ordinary Shares authorized and reserved, free from preemptive rights, for conversion of the outstanding Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates (or evidence of book-entry) for the Ordinary Shares issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Ordinary Shares in accordance with the terms and conditions of this Note.

5.2 Terms of Future Financings. So long as the Note is outstanding, upon any issuance by Borrower of any security with any term or condition more favorable to the holder of such security or with a term in favor of the holder of such security that was not similarly provided to Investor in the Transaction Documents, then Borrower shall notify Investor of such additional or more favorable term and such term, at Investor’s option, shall become a part of the Transaction Documents for the benefit of Investor. Additionally, if Borrower fails to notify Investor of any such additional or more favorable term, but Investor becomes aware that Borrower has granted such a term to any third party, Investor may notify Borrower of such additional or more favorable term and such term shall become a part of the Transaction Documents retroactive to the date on which such term was granted to the applicable third party. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, stock sale price, conversion price per share, warrant coverage, warrant exercise price, and anti- dilution/conversion and exercise price resets. This section shall not apply to any issuance of securities pursuant to the Yorkville SEPA.Certain Capitalized Terms. To the extent any capitalized term used in any Transaction Document is defined in any other Transaction Document (as noted therein), such capitalized term shall remain applicable in the Transaction Document in which it is so used even if the other Transaction Document (wherein such term is defined) has been released, satisfied, or is otherwise cancelled or terminated.

5.3 Breach of Covenants. The Borrower agrees that if the Borrower breaches any of the covenants or representations in this Agreement, in addition to any other remedies available to the Investor pursuant to this Agreement, it will be considered an Event of Default under the Note.

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5.4 Governing Law. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Borrower irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to this Agreement, Irrevocable Instructions or any other agreement between the parties, the Borrower’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Investor and agreed upon by the Borrower in its reasonable discretion. Borrower covenants and agrees to provide written notice to Investor via email prior to bringing any action or arbitration action against the Borrower’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Investor to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Investor to enter into the Transaction Documents and that but for Borrower’s agreements set forth in this section, Investor would not have entered into the Transaction Documents. In the event that the Investor needs to take action to protect their rights under this Agreement, the Investor may commence action in any jurisdiction needed with the understanding that this Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by email. This section and provision of this Agreement will not apply to the Confession of Judgment.

5.5 Calculation Disputes. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto), the trading price, the closing sale price or fair market value (as the case may be), any reduction or addition of principal balance to the Note, the Borrower or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Borrower or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Borrower are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Borrower or the Holder (as the case may be), the Borrower shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment bank selected by the Borrower and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Borrower. The Borrower shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Borrower and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

5.6  Counterparts. Each Transaction Document may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of a Transaction Document (or such party’s signature page thereof) will be deemed to be an executed original thereof.

5.7 Document Imaging. Investor shall be entitled, in its sole discretion, to image or make copies of all or any selection of the agreements, instruments, documents, and items and records governing, arising from or relating to any of Borrower’s loans, including, without limitation, this Agreement and the other Transaction Documents, and Investor may destroy or archive the paper originals. The parties hereto (i) waive any right to insist or require that Investor produce paper originals, (ii) agree that such images shall be accorded the same force and effect as the paper originals, (iii) agree that Investor is entitled to use such images in lieu of destroyed or archived originals for any purpose, including as admissible evidence in any demand, presentment or other proceedings, and (iv) further agree that any executed facsimile (faxed), scanned, emailed, or other imaged copy of this Agreement or any other Transaction Document shall be deemed to be of the same force and effect as the original manually executed document.

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5.8 Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

5.9 Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

5.10 Entire Agreement. This Agreement, together with the other Transaction Documents contains the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, none of Borrower, the Organization nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. For the avoidance of doubt, all prior term sheets or other documents among Borrower, the Organization and Investor, or any affiliate thereof, related to the transactions contemplated by the Transaction Documents (collectively, “Prior Agreements”), that may have been entered into between Borrower, the Organization and Investor, or any affiliate thereof, are hereby null and void and deemed to be replaced in their entirety by the Transaction Documents. To the extent there is a conflict between any term set forth in any Prior Agreement and the term(s) of the Transaction Documents, the Transaction Documents shall govern.

5.11 No Reliance. Each of Borrower and the Organization acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Borrower or the Organization or any of their respective officers, directors, representatives, agents or employees except as expressly set forth in the Transaction Documents and, in making its decision to enter into the transactions contemplated by the Transaction Documents, Borrower is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in the Transaction Documents.

5.12 Amendments. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by both parties hereto.

5.13 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be transmitted by electronic mail addressed as set forth below. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon electronic mail delivery. The addresses for such communications shall be:

If to the Borrower, to: haggai@securitymattersltd.com

With a copy to: doron@afiklaw.com

If to the Holder: [INSTITUTION]

5.14 Successors and Assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its affiliates, in whole or in part, without the need to obtain Borrower’s or the Organization’s consent thereto. Neither Borrower nor the Organization may assign its rights or obligations under this Agreement or delegate its duties hereunder without the prior written consent of Investor.

5.15 Survival. The representations and warranties of Borrower and the agreements and covenants set forth in this Agreement shall survive the Closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of Investor. Borrower agrees to indemnify and hold harmless Investor and all its officers, directors, employees, attorneys, and agents for loss or damage arising as a result of or related to any breach or alleged breach by Borrower or the Organization of any of its representations, warranties and covenants set forth in this Agreement or any of its covenants and obligations under this Agreement, including advancement of expenses as they are incurred.

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5.16 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

5.17 Investor’s Rights and Remedies Cumulative; Liquidated Damages. All rights, remedies, and powers conferred in this Agreement and the Transaction Documents are cumulative and not exclusive of any other rights or remedies, and shall be in addition to every other right, power, and remedy that Investor may have, whether specifically granted in this Agreement or any other Transaction Document, or existing at law, in equity, or by statute, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Investor may deem expedient. The parties acknowledge and agree that upon Borrower’s failure to comply with the provisions of the Transaction Documents, Investor’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates and future share prices, Investor’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for Investor, among other reasons. Accordingly, any fees, charges, and default interest due under the Note and the other Transaction Documents are intended by the parties to be, and shall be deemed, liquidated damages (under Borrower’s, the Organization’s and Investor’s expectations that any such liquidated damages will tack back to the Closing Date for purposes of determining the holding period under Rule 144 under the 1933 Act). The parties agree that such liquidated damages are a reasonable estimate of Investor’s actual damages and not a penalty, and shall not be deemed in any way to limit any other right or remedy Investor may have hereunder, at law or in equity. The parties acknowledge and agree that under the circumstances existing at the time this Agreement is entered into, such liquidated damages are fair and reasonable and are not penalties. All fees, charges, and default interest provided for in the Transaction Documents are agreed to by the parties to be based upon the obligations and the risks assumed by the parties as of the Closing Date and are consistent with investments of this type. The liquidated damages provisions of the Transaction Documents shall not limit or preclude a party from pursuing any other remedy available at law or in equity; provided, however, that the liquidated damages provided for in the Transaction Documents are intended to be in lieu of actual damages

5.18 Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement or the other Transaction Documents, if at any time Investor would be issued Ordinary Shares under any of the Transaction Documents, but such issuance would cause Investor (together with its affiliates) to beneficially own a number of shares exceeding the Maximum Percentage (as defined in the Note), then Borrower must not issue to Investor the shares that would cause Investor to exceed the Maximum Percentage. The Ordinary Shares issuable to Investor that would cause the Maximum Percentage to be exceeded are referred to herein as the “Ownership Limitation Shares”. Borrower shall reserve the Ownership Limitation Shares for the exclusive benefit of Investor. From time to time, Investor may notify Borrower in writing of the number of the Ownership Limitation Shares that may be issued to Investor without causing Investor to exceed the Maximum Percentage. Upon receipt of such notice, Borrower shall be unconditionally obligated to immediately issue such designated shares to Investor, with a corresponding reduction in the number of the Ownership Limitation Shares. For purposes of this Section, beneficial ownership of Ordinary Shares will be determined under Section 13(d) of the under the Securities Exchange Act of 1934, as amended.

5.19 Attorneys’ Fees and Cost of Collection. In the event of any arbitration or action at law or in equity to enforce or interpret the terms of this Agreement or any of the other Transaction Documents, the parties agree that the party who is awarded the most money (which, for the avoidance of doubt, shall be determined without regard to any statutory fines, penalties, fees, or other charges awarded to any party) shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees, deposition costs, and expenses paid by such prevailing party in connection with arbitration or litigation without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading. If (i) the Note is placed in the hands of an attorney for collection or enforcement prior to commencing arbitration or legal proceedings, or is collected or enforced through any arbitration or legal proceeding, or Investor otherwise takes action to collect amounts due under the Note or to enforce the provisions of the Note, or (ii) there occurs any bankruptcy, reorganization, receivership of Borrower or the Organization or other proceedings affecting Borrower’s or the Organization’s creditors’ rights and involving a claim under the Note; then Borrower shall pay the costs incurred by Investor for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees, expenses, deposition costs, and disbursements.

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5.20 Waiver. No waiver of any provision of this Agreement shall be effective unless it is in the form of a writing signed by the party granting the waiver. No waiver of any provision or consent to any prohibited action shall constitute a waiver of any other provision or consent to any other prohibited action, whether or not similar. No waiver or consent shall constitute a continuing waiver or consent or commit a party to provide a waiver or consent in the future except to the extent specifically set forth in writing.

5.21 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES ANY AND ALL RIGHTS SUCH PARTY MAY HAVE TO DEMAND THAT ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR THE RELATIONSHIPS OF THE PARTIES HERETO BE TRIED BY JURY. THIS WAIVER EXTENDS TO ANY AND ALL RIGHTS TO DEMAND A TRIAL BY JURY ARISING UNDER COMMON LAW OR ANY APPLICABLE STATUTE, LAW, RULE OR REGULATION. FURTHER, EACH PARTY HERETO ACKNOWLEDGES THAT SUCH PARTY IS KNOWINGLY AND VOLUNTARILY WAIVING SUCH PARTY’S RIGHT TO DEMAND TRIAL BY JURY.

5.22 Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement and the other Transaction Documents.

5.23 No Changes; Signature Pages. Borrower, as well as the person signing each Transaction Document on behalf of Borrower, represents and warrants to Investor that it has not made any changes to this Agreement or any other Transaction Document except those that have been conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document, which clearly marks all changes Borrower has made to the applicable Transaction Document. Moreover, the versions of the Transaction Documents signed by Borrower are the same versions Investor delivered to Borrower as being the “final” versions of the Transaction Documents and Borrower represents and warrants that it has not made any changes to such “final” versions of the Transaction Documents and that the versions Borrower signed are the same versions Investor delivered to it. In the event Borrower has made any changes to any Transaction Document that are not conspicuously disclosed to Investor in a “redline” or similar draft of the applicable Transaction Document and that have not been explicitly accepted and agreed upon by Investor, Borrower acknowledges and agrees that any such changes shall not be considered part of the final document set. Finally, and in furtherance of the foregoing, Borrower agrees and authorizes Investor to compile the “final” versions of the Transaction Documents, which shall consist of Borrower’s executed signature pages for all Transaction Documents being applied to the last set of the Transaction Documents that Investor delivered to Borrower and that Borrower agreed to, and Borrower agrees that such versions of the Transaction Documents that have been collated by Investor shall be deemed to be the final versions of the Transaction Documents for all purposes.

5.24 Voluntary Agreement. Each of the Borrower and the Organization has carefully read this Agreement and each of the other Transaction Documents and has asked any questions needed for Borrower and the Organization to understand the terms, consequences and binding effect of this Agreement and each of the other Transaction Documents and fully understand them. Each of The Borrower and the Organization has had the opportunity to seek the advice of an attorney of such party’s choosing, or has waived the right to do so, and is executing this Agreement and each of the other Transaction Documents voluntarily and without any duress or undue influence by Investor or anyone else.

5.25 Acknowledgment of Dilution. The Borrower understands and acknowledges the potentially dilutive effect to the Ordinary Shares upon the issuance of the Conversion Shares upon conversion of the Note. The Borrower further acknowledges that its obligation to issue Conversion Shares upon conversion of the Note in accordance with this Agreement, the Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Borrower.

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5.26 Additional Borrower’s Representations and Warranties. Borrower represents and warrants to Investor that as of the Effective Date:

5.27 Wholly-Owned Subsidiaries. (i) The wholly-owned Subsidiaries of the Borrower, including, Security Matters PTY Ltd., SMX Fashion and Luxury, TrueSilver SMX Platform Ltd. SMX Circular Economy Platform PTE. LTD, SMX (Security Matters) Ireland Limited are each an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power to own its properties and to carry on its business as now being conducted; (ii) the execution and delivery of this Agreement, the Note, and the other applicable Transaction Documents by the Borrower does not and will not conflict with or result in a breach by the Organization of any of the terms or provisions of, or constitute a default under (a) any of the Organization’s charter documents, each as currently in effect, (b) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Organization is a party or by which it or any of its properties or assets are bound, or (c) to the Organization’s knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Organization or any of the Organization’s properties or assets; and (iii) the Organization has taken no action which would give rise to any claim by any person or entity for a brokerage commission, placement agent or finder’s fees or similar payments by Investor relating to the Note or the transactions contemplated hereby.

5.28 Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened against or affecting the Borrower or any of its Subsidiaries, or their officers or directors in their capacity as such, that could have a Material Adverse Effect.

5.29 Patents, Copyrights, etc. The Borrower and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future). Except as disclosed in the SEC Documents, there is no claim or action by any person pertaining to, or proceeding pending, or to the Borrower’s knowledge threatened, which challenges the right of the Borrower or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, as presently contemplated to be operated in the future); to the best of the Borrower’s knowledge, the Borrower’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Borrower is unaware of any facts or circumstances which might give rise to any of the foregoing. The Borrower and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

5.30 No Materially Adverse Contracts, Etc. Neither the Borrower nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Borrower’s officers has or is expected in the future to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries is a party to any contract or agreement which in the judgment of the Borrower’s officers has or is expected to have a Material Adverse Effect.

5.31 Certain Transactions. Except as disclosed in the SEC Documents, and/or except for arm’s length transactions pursuant to which the Borrower or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Borrower or any of its Subsidiaries could obtain from third parties and other than the grant of stock options under incentive plans disclosed in the SEC Documents, none of the officers, directors, or employees of the Borrower is presently a party to any transaction with the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

5.32 Disclosure. All information relating to or concerning the Borrower or any of its Subsidiaries set forth in this Agreement and provided to the Investor and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects and the Borrower has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Borrower or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Borrower but which has not been so publicly announced or disclosed (assuming for this purpose that the Borrower’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Borrower under the 1933 Act).

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5.33 Acknowledgment Regarding Investor’ Purchase of Securities. The Borrower acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Borrower further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Borrower (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by the Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investor’ purchase of the Securities. The Borrower further represents to the Investor that the Borrower’s decision to enter into this Agreement has been based solely on the independent evaluation of the Borrower and its representatives.

5.34 No Integrated Offering. Neither the Borrower, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Investor. The issuance of the Securities to the Investor will not be integrated with any other issuance of the Borrower’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Borrower or its securities.

5.35 No Brokers. Other than Placement Agent, a broker dealer registered with the United States Securities and Exchange Commission and is a member FINRA, Borrower hereby represents and warrants that it has not hired, retained or dealt with any broker, finder, consultant, person, firm or corporation in connection with the negotiation, execution or delivery of this Agreement or the transactions contemplated hereunder. The Borrower covenants and agrees that should any claim be made against Purchaser for any commission or other compensation by any broker, finder, person, firm or corporation, including without limitation, the Placement Agent, based upon the Borrower’s engagement of such person in connection with this transaction, the Borrower shall indemnify, defend and hold Purchaser harmless from and against any and all damages, expenses (including attorneys’ fees and disbursements) and liability arising from such claim. The Borrower shall pay the commission of the Placement Agent, to the attention of the Placement Agent, pursuant to their separate agreement(s) between the Borrower and the Placement Agent.

5.36 Permits; Compliance. The Borrower and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Borrower Permits”), and there is no action pending or, to the knowledge of the Borrower, threatened regarding suspension or cancellation of any of the Borrower Permits. Neither the Borrower nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Borrower Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Since August 21, 2023, neither the Borrower nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations would not have a Material Adverse Effect.

5.37 Environmental Matters. (i) There are, to the Borrower’s knowledge, with respect to the Borrower or any of its Subsidiaries or any predecessor of the Borrower, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Borrower nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Borrower’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder. (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Borrower or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Borrower or any of its Subsidiaries during the period the property was owned, leased or used by the Borrower or any of its Subsidiaries, except in the normal course of the Borrower’s or any of its Subsidiaries’ business. (iii) There are no underground storage tanks on or under any real property owned, leased or used by the Borrower or any of its Subsidiaries that are not in compliance with applicable law.

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5.38 Title to Property. Except as disclosed in the SEC Documents the Borrower and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Borrower and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects or such as would not have a Material Adverse Effect. Any real property and facilities held under lease by the Borrower and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

5.39 Internal Accounting Controls. Except as disclosed in documents filed with the Securities and Exchange Commission (“SEC Documents”) the Borrower and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Borrower’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

5.40 Foreign Corrupt Practices. Neither the Borrower, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Borrower or any Subsidiary has, in the course of his actions for, or on behalf of, the Borrower, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.41 No Investment Company. The Borrower is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940 (an “Investment Company”). The Borrower is not controlled by an Investment Company.

5.42 Insurance. The Borrower and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Borrower believes to be prudent and customary in the businesses in which the Borrower and its Subsidiaries are engaged. Neither the Borrower nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. Upon written request the Borrower will provide to the Investor true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

5.43 Bad Actor. To the Knowledge of the Borrower, no officer or director of the Borrower would be disqualified under Rule 506(d) of the Securities Act as amended on the basis of being a “bad actor” as that term is established in the September 19, 2013 Small Entity Compliance Guide published by the SEC.

5.44 No-Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Borrower or any of its Subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Borrower in its 1934 Act filings and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

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5.45 Manipulation of Price. The Borrower has not, and to its knowledge no one acting on its behalf has: (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Borrower to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Borrower.

5.46 Sarbanes-Oxley Act. The Borrower and each Subsidiary is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

5.47 Employee Relations. Neither the Borrower nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Borrower believes that its and its Subsidiaries’ relations with their respective employees are good. To the knowledge of the Borrower, no executive officer or other key employee of the Borrower or any of its material Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Borrower or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Borrower and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

5.48 Legal Counsel Opinions. Upon the request of the Investor from to time to time, the Borrower shall be responsible (at its cost) for promptly supplying to the Borrower’s transfer agent and the Investor a customary legal opinion letter of its counsel (the “Legal Counsel Opinion”) to the effect that the sale of Conversion Shares by the Investor or its affiliates, successors and assigns is exempt from the registration requirements of the 1933 Act pursuant to Rule 144 (provided the requirements of Rule 144 are satisfied and provided the Conversion Shares are not then registered under the 1933 Act for resale pursuant to an effective registration statement). Should the Borrower’s legal counsel fail for any reason to so issue the Legal Counsel Opinion, the Investor may (at the Borrower’s cost) secure another legal counsel to issue the Legal Counsel Opinion, and the Borrower will instruct its transfer agent to accept such opinion.

5.49 Removal of Restrictive Legends. In the event that Purchaser has any shares of the Borrower’s Ordinary Shares bearing any restrictive legends, and Purchaser, through its counsel or other representatives, submits to the Transfer Agent any such shares for the removal of the restrictive legends thereon in connection with a sale of such shares pursuant to any exemption to the registration requirements under the Securities Act, and the Borrower and or its counsel refuses or fails for any reason (except to the extent that such refusal or failure is based solely on applicable law that would prevent the removal of such restrictive legends) to render an opinion of counsel or any other documents or certificates required for the removal of the restrictive legends, then the Borrower hereby agrees and acknowledges that the Purchaser is hereby irrevocably and expressly authorized to have counsel to the Purchaser render any and all opinions and other certificates or instruments which may be required for purposes of removing such restrictive legends, and the Borrower hereby irrevocably authorizes and directs the Transfer Agent to, without any further confirmation or instructions from the Borrower, issue any such shares without restrictive legends as instructed by the Purchaser, and surrender to a common carrier for overnight delivery to the address as specified by the Purchaser, certificates, registered in the name of the Purchaser or its designees, representing the Ordinary Shares to which the Purchaser is entitled, without any restrictive legends and otherwise freely transferable on the books and records of the Borrower.

5.50 Publicity. The Borrower, and the Holder shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCQB or FINRA filings, or any other public statements in all cases with respect to the transactions contemplated hereby and the Investor shall be called the Institutional Investor in the filings; provided, however, that the Borrower shall be entitled, without the prior approval of the Investor, to make any press release or SEC, OTCQB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations (although the Investor shall be consulted by the Borrower in connection with any such press release prior to its release and shall be provided with a copy thereof and be given an opportunity to comment thereon).

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5.51 Securities Laws Disclosure. The Borrower shall comply with applicable securities laws by filing a Current Report on Form 6-K, within four (4) Trading Days following the date hereof, disclosing all the material terms of the transactions contemplated hereby, if the Borrower deems the transactions contemplated hereby to constitute material non- public information.

5.52 Indemnification. In consideration of the Investor’s execution and delivery of this Agreement and acquiring the Securities hereunder, and in addition to all of the Borrower’s other obligations under this Agreement or the Note, the Borrower shall defend, protect, indemnify and hold harmless the Investor and its stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Borrower in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Borrower contained in this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Borrower) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Note or any other agreement, certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, or (iii) the status of the Investor or holder of the Securities as an investor in the Borrower pursuant to the transactions contemplated by this Agreement. To the extent that the foregoing undertaking by the Borrower may be unenforceable for any reason, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

5.53 Use of Proceeds. The Borrower shall use the proceeds from the sale of the Notes for working capital and other general corporate purposes and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing direct or indirect Subsidiaries).

5.54 Par Value. If the closing bid price at any time the Note is outstanding falls below $0.0001 for five (5) consecutive days, the Borrower shall cause the par value of its Ordinary Shares to be reduced to $0.00001 or less, unless prohibited by Irish Law.

5.55 Expenses. The Borrower shall reimburse Investor $25,000 out of the proceeds of the Note for any and all expenses incurred by Investor in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses (the “Expenses”).

5.56 Financial Information. The Borrower agrees to send or make available the following reports to the Investor until the Investor transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 20-F and any Reports on Form 6-K; and (ii) within one (1) day after release, copies of all press releases issued by the Borrower or any of its Subsidiaries. For the avoidance of doubt, filing the documents required in (i) above via EDGAR or releasing any documents set forth in (ii) above via a recognized wire service shall satisfy the delivery requirements of this Section 6.14.

5.57 Listing. The Borrower shall promptly secure the listing of the Conversion Shares upon the Nasdaq Global Market (subject to official notice of issuance) and, so long as the Investor owns any of the Securities, shall maintain, so long as any other Ordinary Shares shall be so listed, such listing of all Conversion Shares from time to time issuable upon conversion of the Note or exercise of the Warrant. The Borrower will obtain and, so long as the Investor owns any of the Securities, maintain the listing and trading of its Ordinary Shares on the OTCBB, OTCQB or any equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange or the NYSE MKT and will comply in all material respects with the Borrower’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such exchanges, as applicable.

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5.58 Corporate Existence. So long as the Investor beneficially owns any Note, the Borrower shall maintain its corporate existence and shall not sell all or substantially all of the Borrower’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Borrower’s assets, where the surviving or successor entity in such transaction (i) assumes the Borrower’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, OTCQB, OTC Pink, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT.

5.59 No Integration. The Borrower shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Borrower for the purpose of any stockholder approval provision applicable to the Borrower or its securities.

5.60 Ordinary Share Issuance, Ordinary Share Purchase Warrant Issuance. As additional consideration for the Investor delivering the Purchase Price to the Borrower, the Borrower shall issue the Investor an (a) Ordinary Share Purchase Warrant A to purchase 3,929,051 Warrant Shares (as defined in the A Warrant) at an exercise price per share of $0.0022 subject to adjustment, expiring three years from the issuance date (substantially in the form attached hereto as Exhibit D, the “A Warrant”) and (a) Ordinary Share Purchase Warrant B to purchase 2,619,367 Warrant Shares (as defined in the B Warrant) at an exercise price per share of $1.6378 subject to adjustment, expiring three years from the issuance date (substantially in the form attached hereto as Exhibit D-1, the “B Warrant” and collectively with the A Warrant, the “Warrants”). The Note and Warrants shall collectively be known as the “Securities”.

5.61 Additional Expenses. The Borrower shall reimburse Investor for any and all expenses incurred by them in connection with the Borrower’s transfer agent. When possible, the Borrower must pay these fees directly, otherwise the Borrower must make immediate payment for reimbursement to Investor for all fees and expenses immediately upon written notice by such Investor or the submission of an invoice by such Investor.

5.62 Transaction Expense Amount. The Note carries an Original Issue Discount of 40% (“OID”). The consideration for this Promissory Note is payable by wire. The Holder’s payment of $4,290,000 upon Closing will be less the OID of $1,716,000 and Expenses (“Consideration”) and will be detailed in the Disbursement Authorization Memorandum.

5.63 Certain Definitions.

(a) “Conversion Shares” means all Ordinary Shares issuable upon conversion of all or any portion of the Note and the Warrants.

(b) “Investor Representatives” means the Investor on behalf of itself, predecessors, successors, agents, brokers, affiliates, consultants, subrogees, insurers, representatives, employees, owners, personal representatives, legal representatives, officers, directors, fiduciaries, board of directors, assigns and successors in interest of assigns, and any firm, trust, corporation, partnership, investment vehicle, fund or other entity managed or controlled by the Investor.

(c) “Material Adverse Effect” means any material adverse effect on the business, operations, assets, financial condition or prospects of the Borrower or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by Transaction Documents.

(d) “Organization” means the Borrower and all wholly-owned Subsidiaries of the Borrower, including, Security Matters PTY Ltd., SMX Fashion and Luxury, TrueSilver SMX Platform Ltd. SMX Circular Economy Platform PTE. LTD, SMX (Security Matters) Ireland Limited.

(e) “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Borrower owns, directly or indirectly, any equity or other ownership interest.

(f) “Net Profit” shall mean fifty percent of any profit made buy the Investor.

(g) “Yorkville SEPA” means that Reciprocal Standby Equity Purchase Agreement dated as of February 23, 2023, as amended, by and between YA II PN, LTD., a Cayman Islands exempt limited partnership, and the Borrower, as successor to Lionheart III Corp, a company incorporated under the laws of the State of Delaware, and the convertible promissory notes issued as “pre-paid advances” thereunder.

[Remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the undersigned Investor and Borrower have caused this Agreement to be duly executed as of the date first above written.

INVESTOR:

[INSTITUTION]

By :	/s/
Printed Name:
Title:	Director

BORROWER:

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai Alon
Printed Name:	Haggai Alon
Title:	Chief Executive

[Signature Page to Securities Purchase Agreement]

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Attached Exhibits

Exhibit A	Promissory Note
Exhibit A(1)	Definitions
Exhibit B	Conversion Notice
Exhibit B(1)	Officer’s Certificate
Exhibit C	Irrevocable Instructions
Exhibit D	Warrant A
Exhibit D(1)	Warrant B
Exhibit F	Confession of Judgment
Exhibit G	Issuance Resolution
Exhibit J	Registration Rights Agreement

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Exhibit 10.2

Exhibit A.

THE PLACEMENT AGENT FOR THIS PROMISSORY NOTE IS EF HUTTON, DIVISION OF BENCHMARK INVESTMENTS, LLC, A BROKER - DEALER REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION AND IS A MEMBER OF FINRA

THIS AGREEMENT CONTAINS AN AFFIDAVIT OF CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS BORROWER MAY HAVE AND ALLOWS THE INVESTOR TO OBTAIN A JUDGMENT AGAINST BORROWER WITHOUT ANY FURTHER NOTICE.

NEITHER THE ISSUANCE NOR SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144, REGULATION S, OR RULE 144A UNDER SAID ACT OR OTHER APPLICABLE EXEMPTION. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

$4,290,000 PROMISSORY NOTE

Issue Date: September 5, 2023

FOR VALUE RECEIVED, SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY, an Irish public limited company (hereinafter called “Borrower” or the “Company”) (Trading Symbol: SMX), with its principal offices located at Mespil Business Centre, Mespil House Sussex Road, Dublin 4, Ireland, hereby promises to pay to [INSTITUTION], a Saint Kitts and Nevis corporation, or its assigns or successors-in-interest (the “Holder” or “Lender”) on order, without demand, the aggregate principal amount of FOUR MILLION TWO HUNDRED AND NINETY THOUSAND DOLLARS ($4,290,000.00) (the “Principal Amount”), together with interest (the “Interest”) on the Principal balance hereof accruing in the amount of twelve percent (12%) (the “Interest Rate”) per year from the date hereof (the “Issue Date”). The Interest shall be payable on the Maturity Date or upon acceleration or by prepayment or otherwise. This Note is issued pursuant to that certain Securities Purchase Agreement dated as of September 5, 2023, as the same may be amended from time to time, by and between Borrower and Lender (the “Purchase Agreement”). All Interest calculations hereunder shall be computed on the basis of a 360-day year comprised of twelve (12) thirty (30) day months, shall be at a fixed annual rate and shall be payable in accordance with the terms of this Note. This Note is free from all taxes, liens, claims and encumbrance with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of the shareholders of the Borrower and will not impose personal liability upon the Holder. The placement agent for this investment is EF Hutton, division of Benchmark Investments, LLC, a broker dealer registered with the SEC and is a member of FINRA. All payments hereunder (to the extent not converted into ordinary shares of the Company (the “Ordinary Shares”) in accordance with the terms hereof) shall be made in lawful money of the United States of America.

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Borrower and will not impose personal liability upon the holder thereof.

ARTICLE I - CONVERSION RIGHTS AND CERTAIN COVENANTS

1.1 (a) At any time and from time to time, the Holder shall have the right, but shall not be required, to convert in whole or in part the Outstanding Balance into Ordinary Shares (such Ordinary Shares, with any Ordinary Shares converted pursuant to Section 1.2, the “Conversion Shares”). Any Outstanding Balance that has not previously been converted into Ordinary Shares, if any, shall be payable in full on the Maturity Date. Should Borrower fail to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, inter-dealer quotation system or other self-regulatory organization with jurisdiction over Borrower or any of it securities on Borrower’s ability to issue Conversion Shares, in lieu of any right to convert this Note, this will be considered an Event of Default.

(b) At any time and from time to time, the Borrower shall have the right to convert in whole or in part the Outstanding Balance into Ordinary Shares (a “Borrower Conversion Event”); provided that in no case shall the Borrower trigger a Borrower Conversion Event if the result of the issuance of Ordinary Shares thereby would result in the beneficial ownership of the Holder of Ordinary Shares in excess of 4.99%).

(c) Investor shall wire funds to the Company’s transfer agent to create a credit of $36,000.

1.3 The “Conversion Price” for each conversion shall be at a fixed price of $1.6378 to convert all or a portion of the Note into a number of fully paid and non-assessable Conversion Shares. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Outstanding Balance to be converted by (y) the Conversion Price. The Company may deliver an objection to any Conversion Notice within one Business Day of delivery of such Conversion Notice. In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company. No ink-original Conversion Notice shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Conversion Notice form be required.

1.4 Mechanics of Conversion. As a condition to affecting a conversion set forth in Section 1.1(a) or (b) above, the Holder or the Borrower, as the case may be, shall properly complete and deliver to the other a Conversion Notice, a form of which is annexed hereto as Exhibit B (“Conversion Notice”). The Conversion Notice shall set forth the Outstanding Balance to be converted and the date on which such conversion shall be affected (such date, the “Conversion Date”). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered hereunder. Upon timely delivery to the other of the Conversion Notice, that number of Ordinary Shares for the portion of the Note converted in accordance herewith shall be transmitted by the Company’s transfer agent to the Holder by crediting the account of the Holder’s broker with The Depository Trust Company through its Deposit / Withdrawal at Custodian system if the Company is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Conversion Shares to, or resale of the Conversion Shares by, the Holder or (B) the shares are eligible for resale by the Holder without volume or manner-of-sale limitations pursuant to an effective Registration Statement or Prospectus, Rule 144, Rule 144A, Regulation S and otherwise by physical delivery to the address specified by the Holder in the Conversion Notice by the date that is two Trading Days after the Conversion Date (such third day being the “Share Delivery Date”). The Borrower will not issue fraction shares or scrip representing fractions of shares upon conversion, but the Outstanding Balance so converted shall be deemed increased to get to such rounded number. Moreover, and notwithstanding anything to the contrary herein or in any other Transaction Document, in the event Borrower or its transfer agent refuses to deliver any Conversion Shares or shares without a restrictive securities legend to Lender on grounds that such issuance is in violation of Rule 144 under the Securities Act of 1933, as amended (“Rule 144”), Borrower shall deliver or cause its transfer agent to deliver the applicable Conversion Shares to Lender with a restricted securities legend, but otherwise in accordance with the provisions of this Agreement. In conjunction therewith, Borrower will also deliver to Lender a written explanation from its counsel or its transfer agent’s counsel opining as to why the issuance of the applicable Conversion Shares violates Rule 144.

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1.5 Charges. Issuance of Ordinary Shares to Holder, or any of its assignees, upon the conversion of this Note shall be made without charge to the Holder for any issuance fee, transfer tax, postage/mailing charge or any other expense with respect to the issuance of such Ordinary Shares. Company shall pay all Transfer Agent fees incurred from the issuance of the Ordinary Shares to Holder and acknowledges that this is a material obligation of this Note.

1.6 Par Value Adjustments. To the extent the Conversion Price of the Borrower’s Ordinary Shares closes below the par value per share, the Borrower will take all steps reasonably necessary to solicit the consent of the stockholders to reduce the par value to the lowest value possible under law. The Borrower agrees to honor all conversions submitted pending this adjustment, provided, however, that the Holder, in its sole and absolute discretion may elect to instead to set the Conversion Price to par value for such Conversion(s) and the Conversion Amount for such Conversion(s) shall be increased to include Additional Principal, where “Additional Principal” means such additional amount to be added to the Conversion Amount to the extent necessary to cause the number of Conversion Shares issuable upon such Conversion(s) to equal the same number of Conversion Shares as would have been issued had the Conversion Price not been set to par value pursuant to this Section.

1.7 Rescindment of a Conversion Notice. If (i) the Borrower fails to respond to Holder within one Trading Day from the date a Conversion Notice is sent confirming the details of the Conversion Notice, (ii) the Borrower fails to provide any of the shares of the Borrower’s Ordinary Shares requested in the Conversion Notice within two business days from the date of receipt of the Conversion Notice, (iii) the Holder is unable to procure a legal opinion required to have the shares of the Borrower’s Ordinary Shares issued unrestricted and/or deposited to sell for any reason related to the Borrower’s standing, (iv) the Holder is unable to deposit the shares of the Borrower’s Ordinary Shares requested in the Conversion Notice for any reason or (v) at any time after a missed deadline, at the Holder’s sole discretion, then the Holder maintains the option and sole discretion to rescind the Conversion Notice by sending written notice thereof.

1.8 Obligation to Deliver Conversion Shares Absolute; Certain Remedies.

(a) Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares. The Company shall issue Conversion Shares upon a properly noticed conversion. In the event that the Holder of this Note shall elect to convert any or all of the Outstanding Balance hereof, the Borrower may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and the Borrower posts a surety bond for the benefit of the Holder in the amount of two hundred percent of the Outstanding Balance of this Note, which is subject to the injunction, which bond shall remain in effect until the completion of litigation of the underlying dispute and the proceeds of which shall be payable to such Holder to the extent it obtains judgment. In the absence of such injunction, the Borrow shall issue conversion shares upon a properly submitted Conversion Notice. All payments under this Note (whether made by the Borrower or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any on or in respect of this Note (such taxes, levies, duties, costs and charges being herein collectively called “Taxes”). The Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Ordinary Shares or other securities or property on conversion of this Note in a name other than that of the Holder (or in street name), and the Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than the Holder or the custodian in whose street name such shares are to be held for the Holder’s account) requesting the issuance thereof shall have paid to the Borrower the amount of any such tax or shall have established to the satisfaction of the Borrower that such tax has been paid.

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(b) Failure to Deliver Ordinary Shares Prior to Delivery Date. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties to this Note agree that if delivery of the Conversion Shares issuable upon conversion of this Note are not delivered as required by the Share Delivery Date (a “Conversion Default”), Holder, at any time prior to selling all of those shares, may rescind any portion, in whole or in part, of that particular conversion attributable to the unsold shares and have the rescinded conversion amount returned to the Outstanding Balance with the rescinded conversion shares returned to the Borrower (under Holder’s and Borrower’s expectations that any returned conversion amounts will tack back to the original date of the Note). In addition, for each conversion, in the event that the Conversion Shares are not delivered as required by this Note by the applicable Share Delivery Date, the Borrower shall pay the “Conversion Default Payment”. Such cash amount shall be paid to the Holder by the fifth day of the month following the month in which it has accrued (the “Conversion Default Payment Due Date”). In the event such cash amount is not received by the Holder by the Conversion Default Payment Due Date, at the option of the Holder (with notice to the Borrower), the Conversion Default Payment shall be added to the Outstanding Balance of this Note and interest shall accrue thereon in accordance with the terms of this Note.

(c) Reservation of Shares. The Borrower covenants and agrees at all times to have authorized and reserved the greater of; (a) 28,446,330 shares of Ordinary Shares or (b) three (3) times the number of Conversion Shares that are actually issuable upon full conversion of this Note and the Ordinary Shares Purchase Warrant (based on the Outstanding Balance in effect from time to time) (the “Reserved Amount”). Initially, the Company will instruct the Transfer Agent to reserve 28,446,330 Ordinary Shares in the name of the Holder for issuance upon conversion hereof. The Holder has the sole right to have the Borrower’s transfer agent to increase the shares to equal the Reserved Amount at any time without the consent of the Borrower. The Reserved Amount shall be increased from time to time as required to ensure compliance with this provision. The Borrower represents and warrants and covenants and agrees that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of Ordinary Shares into which this Note shall be convertible at the Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of Ordinary Shares authorized and reserved, free from preemptive rights, for conversion of this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue shares of the Ordinary Shares issuable upon conversion of this Note pursuant to EXHIBIT C: IRREVOCABLE INSTRUCTIONS which forms a part of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of issuing the necessary Ordinary Shares in accordance with the terms and conditions of this Note. Should any of the above events in this section occur, Company will have three business days to increase the reserve with their transfer agent or this will constitute an Event of Default. The Reserved Amount detailed in this Note is specific to this Note and Ordinary Shares Purchase Warrant and it is in addition to any and all other shares reserved for the Holder in other notes or agreements. Further, it does not amend nor affect any previous Reserved Amount for the Holder. If at any time the Borrower does not maintain the Reserved Amount of three times the number of shares that is actually issuable upon full conversion of this Note and Ordinary Shares Purchase Warrant, sixty days after the issuance of this Note, it shall constitute an Event of Default. Holder shall not be required to fund this Note, until the proper amount of shares are reserved for this Note and Ordinary Shares Purchase Warrant under the provisions of this Note or Exhibit C: Irrevocable Instructions. The Borrower will instruct its transfer agent to provide the outstanding share information to the Holder in connection with its conversions. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Ordinary Shares issuable upon conversion of this Note and exercise of the Ordinary Shares Purchase Warrant, and (ii) agrees that its issuance of this Note and Ordinary Shares Purchase Warrant shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for Ordinary Shares in accordance with the terms and conditions of this Note. Notwithstanding the foregoing, in no event shall the Reserved Amount be lower than the initial Reserved Amount, regardless of any prior conversions. The Reserved Amount will be increased by a factor of two, each time the Borrower subsequent to the date hereof issues a Variable Security (as defined in Exhibit A-Definitions herein). In the event that the Borrower shall be unable to reserve the entirety of the Reserved Amount (the “Reserve Amount Failure”), the Borrower shall promptly take all actions necessary to increase its authorized share capital to accommodate the Reserved Amount (the “Authorized Share Increase”), including without limitation, all board of directors actions and approvals and promptly (but no less than 60 days following the calling and holding a special meeting of its shareholders no more than sixty (60) days following the Reserve Amount Failure to seek approval of the Authorized Share Increase via the solicitation of proxies. If there are no shares available in the Share Reserve, the shares may be taken from “Company Use”, “Corporate Use” or any similar type of special Company category. Continental Stock Transfer & Trust or the Company’s current transfer agent is hereby irrevocably authorized and irrevocably directed by the Company to disclose the number of shares available in Company treasury and the “Company Use” or “Corporate Use” category to the Holder upon Holder’s request.

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(d) Insufficient Authorized Shares. If, notwithstanding other provisions of this Note and not in limitation thereof, at any time while this Note and Ordinary Shares Purchase Warrant remains outstanding, the Company does not have a sufficient number of authorized and unreserved Ordinary Shares to satisfy its obligation to reserve for issuance upon conversion of the Notes at least a number of Ordinary Shares equal to the Required Reserve Amount (an “Authorized Share Failure”), then the Company shall immediately take all action necessary to increase the Company’s authorized Ordinary Shares to an amount sufficient to allow the Company to reserve the Required Reserve Amount for the Note and Ordinary Shares Purchase Warrant. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than sixty (60) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized Ordinary Shares. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized Ordinary Shares and to cause its board of directors to recommend to the stockholders that they approve such proposal. In the event that the Company is prohibited from issuing Ordinary Shares upon any conversion due to the failure by the Company to have sufficient Ordinary Shares available out of the authorized but unissued Ordinary Shares (such unavailable number of Ordinary Shares, the “Authorization Failure Shares”), in lieu of delivering such Authorization Failure Shares to the Holder, the Company shall pay cash in exchange for the redemption of such portion of the Conversion Amount convertible into such Authorized Failure Shares at a price equal to the sum of (i) the product of (x) such number of Authorization Failure Shares and (y) the greatest Closing Sale Price of the Ordinary Shares on any Trading Day during the period commencing on the date the Holder delivers the applicable Conversion Notice with respect to such Authorization Failure Shares to the Company and ending on the date of such issuance and payment under this section to the extent the Holder purchases (in an open market transaction or otherwise) Ordinary Shares to deliver in satisfaction of a sale by the Holder of Authorization Failure Shares, any brokerage commissions and other out-of-pocket expenses, if any, of the Holder incurred in connection therewith. If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under the Note.

(e) [Intentionally Omitted]

(f) Pro Rata Conversion; Disputes. In the event of a dispute as to the number of Ordinary Shares issuable to the Holder in connection with a conversion of this Note, the Company shall issue to the Holder the number of shares of Ordinary Shares not in dispute and resolve such dispute in accordance section 5.15.

(g) Book Entry upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall not be required to physically surrender this Note to the Borrower unless the entire unpaid principal amount of this Note is so converted. The Holder and the Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Borrower, so as not to require physical surrender of this Note upon each such conversion. In the event of any dispute or discrepancy, such records of the Borrower shall, prima facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid, the Holder may not transfer this Note unless the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted principal amount of this Note represented by this Note may be less than the amount stated on the face hereof.

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(h) [Intentionally Omitted]

(i) Adjustment Due to Fundamental Transactions. If, at any time when this Note is issued and outstanding and prior to conversion of all of this Note, there shall be any Fundamental Transaction, as a result of which Ordinary Shares of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the Ordinary Shares immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of this Note) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The above provisions shall similarly apply to successive Fundamental Transactions.

(ii) Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining stockholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the Ordinary Shares issuable upon such conversion had such Holder been the holder of such Ordinary Shares on the record date for the determination of stockholders entitled to such Distribution.

1.9 Method of Conversion. This Note may be converted by the Holder, in whole or in part, as described in Section 1.1(a) hereof. Upon partial conversion of Note, a new Note containing the same date and provisions of Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of Note and interest which shall not have been converted or paid.

1.10 Limitations on Conversion. Holder shall not effect any conversion of this Note or otherwise issue any Ordinary Shares pursuant hereto, to the extent (but only to the extent) that the Holder or any of its affiliates would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Ordinary Shares. The Holder, may increase or decrease the Beneficial Ownership Limitation provision of this section. No prior inability to convert this Note, or to issue Ordinary Shares, pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. For purposes of this paragraph, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Securities Act of 1934, as amended, and the rules and regulations promulgated thereunder. The provisions of this paragraph shall be implemented in a manner otherwise than in strict conformity with the terms of this paragraph to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Maximum Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Maximum Percentage limitation. The limitations contained in this paragraph shall apply to a successor Holder of this Note. The holders of Ordinary Shares shall be third party beneficiaries of this paragraph and the Company may not waive this paragraph without the consent of holders of a majority of its Ordinary Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within two (2) Trading Days confirm orally to the Holder and, if requested, in writing to the Holder the number of Ordinary Shares then outstanding, including by virtue of any prior conversion or exercise of convertible or exercisable securities into Ordinary Shares, including, without limitation, pursuant to this Note

1.11 Non-circumvention. The Borrower hereby covenants and agrees that the Borrower will not, by amendment of its Certificate or Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all the provisions of this Note and take all action as may be required to protect the rights of the Holder.

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1.12 Distributions on Capital Stock. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on Ordinary Shares solely in the form of additional Ordinary Shares or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

1.13 Restriction on Stock Repurchases and Debt Repayments. So long as the Borrower shall have any obligation under this Note, the Borrower shall not without the Holder’s written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Borrower.

ARTICLE II - EVENT OF DEFAULT

2.1. The occurrence of any of the following events of default (“Event of Default”) shall be an event of default hereunder (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(a) Borrower shall fail to file a registration statement pursuant to the Registration Rights Agreement or otherwise fail to satisfy its obligations thereunder;

(b) The Company shall fail to perform or observe, in any respect, any covenant, term, provision, condition, agreement or obligation of the Company under this Note or in the Warrant, Purchase Agreement, Irrevocable Instructions or other Transaction Documents (as defined in the Purchase Agreement);

(c) The Company shall have breached any representation or warranty contained in this Note or the Purchase Agreement;

(d) The Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed or the Company admits in writing its inability to pay its debts generally as they mature;

(e) Any money judgment, writ or similar final process shall be entered or filed against Company or any of its property or other assets aggregating in excess of forty thousand dollars ($40,000) in the aggregate and shall remain unvacated, unbonded or unstayed for a period of thirty (30) days;

(f) Bankruptcy, reorganization, insolvency proceeding, liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Company and if instituted against them are not dismissed within thirty

(30) days of initiation;

(g) The Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within thirty (30) days;

(h) A default by or breach of any material term by the Company under any one or more obligations or notes to its creditors which the Company failed to cure within the appropriate grace period;

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(i) A Public Information Failure occurs.

(j) Beginning 15 days after the Issuance Date, the failure of any of the DWAC Eligible Conditions to be satisfied at any time thereafter during which the Company has obligations under this Note or the Company loses its status as “DTC Eligible”; or the Company’s shareholders shall lose the ability to deposit (either electronically or by physical certificates, or otherwise) shares into the DTC System; or the Company shall become delinquent in its filing requirements as a fully-reporting issuer registered with the SEC;

(k) After Rule 144 first becomes available to the Company, the Company shall fail to meet all requirements to satisfy the availability of Rule 144 to the Holder or its assigns including but not limited to timely fulfillment of its filing requirements as a fully-reporting issuer registered with the SEC, requirements for XBRL filings, and requirements for disclosure of financial statements on its website;

(l) Failure by the Company to (i) have reserved for issuance upon conversion of this Note the Reserved Amount and (ii) replenish the Reserved Amount;

(m) Withdrawal from registration of the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), either voluntary or involuntary,

(n) Any cessation of operations by Company;

(o) The failure by Company to maintain any material intellectual property rights, personal, real property or other assets which are necessary to conduct its business (whether now or in the future);

(p) The Company shall fail to maintain the listing and/or quotation, as applicable, of the Ordinary Shares on any tier of Nasdaq or if trading in the Ordinary Shares shall be suspended for more than 10 consecutive days;

(q) The restatement of any financial statements filed by the Company with the SEC for any date or period from prior to the Issuance Date and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Note or any other Transaction Documents;

(r) The Company replaces or attempts to replace its transfer agent while the Holder has not fully converted the Note or Warrant or received full payment from the Company for the Note (For each day the Holder does not have the exact form of Exhibit C to this Note: Irrevocable Instructions with the Company’s new transfer agent, the Company shall be charged a daily fee of Two Thousand Dollars that will be added to the principal balance of the Note and all legal fees that the Holder incurs in dealing with the transfer agent change shall be added to the Outstanding Balance; the Company will also agree to default judgment by any competent court related to the Company’s change of Transfer Agent);

(s) After Holder shall have delivered a Conversion Notice, or exercise notice under the Ordinary Shares Purchase Warrant (“Warrant”) (provided that any such Conversion Notice or exercise notice shall be subsequent to the timely initial registration of such shares under the registration rights granted to the Holder), the Company shall fail for any reason to deliver unrestricted certificates to Holder within three business days or the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s threat or intention to not honor requests for conversion of any Notes or Warrant in accordance with the terms hereof or the Company shall fail to deliver documents requested by the Holder or the Holder’s brokerage firm which the Holder or the Holder’s brokerage firm deem necessary to allow Holder to sell the Conversion Shares or shares from the exercise of the Warrant, or the Company fails to remove or directs its transfer agent not to remove or impairs, delays or/or hinders its transfer agent from removing any restrictive legend, or fails to withdraw any stop transfer instructions in respect thereof on any certificate or any Ordinary Shares issued to the Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (An additional fee the greater of a) five hundred dollars per day and b) three percent of the value of the shares will be assessed for each day after the third trading day until delivery is made and will be added to the Outstanding Balance for failure of the Company to issue unrestricted shares or remove a stop transfer on any shares);

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(t) The Company enters into any Prohibited Transaction;

(u) the Company fails to provide customary information reasonably requested by the Holder in order to enable the Holder to have their converted securities accepted and sold by their brokerage firm, or the Company attempts to prevent, block or frustrate in any manner, the Holder from converting this Note ;

(v) the Company shall not replenish the reserve set forth in this Note, within three business days of the request of the Holder;

(w) The Company fails to issue a new Note, registered as the Holder requests to a third party that the Holder has assigned this Note to;

(x) The Company shall fail to have the appropriate Ordinary Shares Par Value or fails to have its Ordinary Shares undergo a reverse stock split in accordance with the provisions of this Note;

(y) The Company shall fail to provide the Holder with information related to the corporate structure including, but not limited to, the number of authorized and outstanding shares, public float, the amount of shares in the Company treasury or the shares in the company use category within two (2) Trading Days of written request by Holder;

(z) The Company fails to pay any of its Transfer Agent fees or to maintain a Transfer Agent of record;

(aa) The Company or its officers, directors, and/or affiliates attempt to transmit, convey, disclose, or any actual transmittal, conveyance or disclosure by the Company or its officers, directors, and/or affiliates of, material non-public information concerning the Borrower, to the Holder or its successors and assigns, which is not promptly cured by Borrower’s filing of a Form 6-K;

(bb) In the event the Conversion Shares are not registered under the Securities Act for resale by the Holder, if, at any time on or after the date which is the later of (A) six (6) months after the Issuance Date and (B) twelve (12) months after the Company filed “Form 10 information” or equivalent with the SEC, the Holder is unable to (i) obtain a standard “144 legal opinion letter” from an attorney reasonably acceptable to the Holder, the Holder’s brokerage firm (and respective clearing firm), and the Borrower’s transfer agent in order to facilitate the Holder’s conversion of any portion of the Note into free trading shares of the Borrower’s Ordinary Shares pursuant to Rule 144, and (ii) thereupon deposit such shares into the Holder’s brokerage account;

(cc) If, at any time on or after the Issue Date, the Borrower alters the conversion terms or interest rate of any promissory note that was issued on or before the day immediately prior to the Issue Date;

(dd) Any court of competent jurisdiction issues an order declaring this Note, any of the other Transaction Documents or any provision hereunder or thereunder to be illegal; and

(ee) The breach or other failure to comply with any other term or event in this Note or the Purchase Agreement that is deemed an Event of Default.

(ff) If within twenty-four hours from the delivery by e-mail of a Notice of Conversion by the Holder to the Borrower’s Transfer Agent, the Borrower fails to deliver the Transfer Agent a duly signed issuance resolution or instructions authorizing and approving the issuance of shares of Ordinary Shares pursuant to such Notice of Conversion as set forth in the Irrevocable Instructions issued in connection with this Note;

(gg) the Borrower proposes to replace its transfer agent and fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Instructions in a form as initially delivered pursuant to the Securities Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Ordinary Shares in the Reserved Amount) signed by the successor transfer agent to Borrower and the Borrower;

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(hh) the Borrower enters into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(l0) of the Securities Act (a “3(a)(l0) Transaction”);

(hh) The Borrower issues Ordinary Shares (or convertible securities or Purchase Rights) pursuant to an equity line of credit of the Company (other than the Yorkville SEPA (as defined in the Purchase Agreement) the existence and terms of which shall not in any event be deemed an Event of Default hereunder) or otherwise in connection with a transaction that has a variable conversion rate (whether now existing or entered into in the future).

2.2 Each Event of Default shall cause an Event of Default Effect. The remedies under this Note shall be cumulative and automatically added to the principal value of the Note.

ARTICLE III - COVENANTS

3.1 As long as any portion of this Note remains outstanding, unless the Holder shall have otherwise given prior written consent, the Company shall not, and shall not permit any of the Subsidiaries to, directly or indirectly:

(a) (i) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on Ordinary Shares solely in the form of additional Ordinary Shares or (ii) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Borrower’s disinterested directors.

(b) pay cash dividends or distributions on any equity securities of the Company.

(c) amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Holder;

(d) So long as the Holder beneficially owns the Note and the Ordinary Share Purchase Warrant, the Borrower shall maintain its corporate existence and shall not sell all or substantially all of the Borrower’s assets, except in the event of a merger or consolidation or sale of all or substantially all of the Borrower’s assets, where the surviving or successor entity in such transaction (i) assumes the Borrower’s obligations hereunder and under the agreements and instruments entered into in connection herewith and (ii) is a publicly traded corporation whose Common Stock is listed for trading on the OTCBB, OTCQB, OTC Pink, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the NYSE MKT.

(e) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

(f) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Company and each of its Subsidiaries on the Issuance Date or any business substantially related or incidental thereto. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, modify its or their corporate structure or purpose

(g) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

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(h) Registration Rights. Borrower shall comply with the terms and conditions of the Registration Rights Agreement

(i) Par Value of Ordinary Shares. So long as Company shall have any obligation under this Note, Company covenants that at any time when Holder shall deliver a Conversion Notice, the par value of Company’s Ordinary Shares shall not be higher than the Conversion Price applicable to such Conversion Notice.

(j) Mandatory Reverse Stock Split. So long as Borrower shall have any obligation under this Note, should there be no bid on the trading market where Borrower’s Commons Stock is listed or traded for 3 consecutive Trading Days or if the price of the stock is below one cent, the Borrower shall immediately take action to have its Ordinary Shares undergo a reverse stock split at a ratio of 500 to 1 or such other ratio as shall make sound business judgment, subject to the filing with the SEC of an Information Statement on Schedule 14C or a Proxy Statement on Schedule 14A and subject to FINRA approval prior to the implementation of the reverse split.

(k) Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any action or proceeding that may be brought by the Holder in order to enforce any right or remedy under this Note. Notwithstanding any provision to the contrary contained in this Note, it is expressly agreed and provided that the total liability of the Company under this Note for payments which under Nevis law are in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums which under Nevis law in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by Nevis law and applicable to this Note is increased or decreased by statute or any official governmental action subsequent to the Issue Date, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to this Note from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this the Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

(l) During the term of this Note or for a period of one year from the issuance Date, whichever is greater the Borrower agrees that it will not enter or issue a Variable Security to any party other than the Holder following the Issue Date without written approval from the Holder. The Borrower agrees that this is a material term of the Note and any breach of this section will result in an Event of Default. For the avoidance of doubt, and notwithstanding anything to the contrary herein, the existence of the Yorkville SEPA (as defined in the Purchase Agreement) and compliance with any of the terms therein (including any terms at the option of the Company) shall not be a violation of this Section or any other term of this Note. So long as this Note is outstanding, upon any issuance by the Borrower or any of its subsidiaries of any security, or amendment to any security, at any time, subsequent, antecedent or prior to this Note being issued, with any term more favorable to the holder of such security (whether such holder be the current Holder of this Note, or any other holder) or with a term in favor of the holder of such security that was not similarly provided to the Holder in this Note, then such additional or more favorable term, at the Holder’s option, shall become a part of the Transaction Documents with the Holder. The types of terms contained in another security that may be more favorable to the holder of such security include, but are not limited to, terms addressing conversion discounts, conversion lookback periods, interest rates, original issue discounts, shares deemed issued as an equity kicker or commitment shares, true up shares, stock sale price, private placement price per share, prepayment rate, interest rates and warrant coverage. The Borrower shall notify the Holder via email of such additional or more favorable term within one business day of the issuance and/or amendment (as applicable) of the respective security. Notwithstanding the foregoing, the conversion price or issue price of any shares under the Yorkville SEPA shall not trigger the most favored nation terms of this section, nor shall the terms as currently in existence of any other security as of the date hereof trigger the most favored nation terms of this section

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(m) For each day the Holder does not have the exact form of Exhibit C to this Note: Irrevocable Instructions with the Company’s transfer agent or replacement transfer agent, the Company shall be charged a daily fee of [Two Thousand Dollars] that will be added to the principal balance of the Note and all legal fees that the Holder incurs in dealing with the transfer agent change shall be added to the Outstanding Balance.

(n) If at the option of the Holder, the Holder Is required to advance any funds to the Borrower’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Borrower to the Holder within two (2) business days of a demand from the Holder, either in cash or as an addition to the balance of the Note.

Article IV INTENTIONALLY OMITTED

ARTICLE V - MISCELLANEOUS

5.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and e-mailed. All such notices and communications shall be effective upon e- mail being sent.

If to the Borrower: haggai@securitymattersltd.com

With a copy to: doron@afiklaw.com

If to the Holder: [INSTITUTION]

5.3 Amendment Provision. No provision of this Note may be modified or amended without the prior written consent of the Holder and the Borrower. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns. The Holder has the full control and discretion to assign or transfer this Note to any transferee without the consent of the Company or have the shares that it converts under this Note sent to any third party at its sole discretion, without the consent of the Company subject to applicable law. If this Note is to be transferred, the Holder may surrender this Note to the Company, whereupon the Company shall forthwith issue and deliver upon the order of the Holder a new Note registered as the Holder may request, representing the Outstanding Balance being transferred by the Holder and, if less than the entire Outstanding Balance is being transferred, a new Note to the Holder representing the Outstanding Balance not being transferred. The Holder and any assignee, by acceptance of this Note, acknowledge and agree that, following conversion or redemption of any portion of this Note, the Outstanding Balance represented by this Note may be different than the Principal stated on the face of this Note. If the Company fails to issue a new Note registered as the Holder may request, it shall constitute an Event of Default under the Note and the Note shall then be considered owned by the new Holder that [INSTITUTION] has assigned this Note to (“Assignee Holder”). Alternatively, at the discretion of the Holder, in lieu of the Holder requesting that the Company issue a new Note registered as the Holder may request, the Holder of this Note may instruct the Company and its transfer Agent that this Note has been transferred or assigned to an Assignee Holder and that the Assignee Holder is now the new Holder of this Note without any new Note being required to be issued by the Company to the Assignee Holder. To further clarify, if [INSTITUTION] sells, assigns or transfers the Note to ABC Fund, LLC, for instance, then ABC Fund, LLC shall now be the new Holder under this Note, regardless of whether a new Note is issued by the Company in the name of ABC Fund, LLC.

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5.5 Cost of Collection. If default is made in the payment of Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys’ fees.

5.6 Governing Law. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Borrower irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to the Agreement, Irrevocable Instructions or any other agreement between the parties, the Borrower’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Investor and agreed upon by the Borrower. Borrower covenants and agrees to provide written notice to Investor via email prior to bringing any action or arbitration action against the Borrower’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Investor to any such action. Borrower acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Investor to enter into the Transaction Documents and that but for Borrower’s agreements set forth in this section, Investor would not have entered into the Transaction Documents. In the event that the Investor needs to take action to protect their rights under the Agreement, the Investor may commence action in any jurisdiction needed with the understanding that the Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note or any other related transaction document by email. This section and provision of the Agreement will not apply to the Confession of Judgment.

5.7 Non-Business Days. Whenever any payment or any action to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment may be due or action shall be required on the next succeeding Trading Day and, for such payment, such next succeeding day shall be included in the calculation of the amount of accrued interest payable on such date.

5.8 Entire Understanding. The Note between the Borrower and the Holder (including all Exhibits thereto, the Purchase Agreement, Ordinary Shares Purchase Agreement and the other Transaction Documents (as defined in the Purchase Agreement)) constitute the full and entire understanding and agreement between the Borrower and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder.

5.9 No Broker-Dealer Acknowledgement. [INSTITUTION], is the Investor, in association with EF Hutton, division of Benchmark Investments, LLC. EF Hutton, division of Benchmark Investments, LLC, is the placement agent for this investment and is a broker - dealer registered with the SEC and is a member FINRA. So long as any obligation of Company under this Agreement, or the other Transaction Documents is outstanding, the Company shall not state, claim, allege, or in any way assert to any person, institution, or entity, that Investor is currently, or ever has been, a broker-dealer under the Securities Exchange Act of 1934. The Company agrees that EF Hutton, division of Benchmark Investments, LLC is the only broker - dealer for this investment.

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5.10 Savings Clause. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provision of this Note will not in any way be affected or impaired thereby. In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law. If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the principal debt. If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

5.11 Attorneys’ Fees and Cost of Collection. In the event of any action at law or in equity to enforce or interpret the terms of this Note or any of the other documents related to this financing, the parties agree that the party who is awarded the most money shall be deemed the prevailing party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair a court’s power to award fees and expenses for frivolous or bad faith pleading.

5.12 Fees and Charges. The parties acknowledge and agree that upon the Borrower’s failure to comply with the provisions of this Note, the Holder’s damages would be uncertain and difficult (if not impossible) to accurately estimate because of the parties’ inability to predict future interest rates, the Holder’s increased risk, and the uncertainty of the availability of a suitable substitute investment opportunity for the Holder, among other reasons. Accordingly, any fees, charges, and interest due under this Note are intended by the parties to be, and shall be deemed, a reasonable estimate of the Holder’s actual loss of its investment opportunity and not a penalty, and shall not be deemed in any way to limit any other right or remedy Holder may have hereunder, at law or in equity. Each time the Company incorrectly challenges a conversion request or fails to provide the current issued and outstanding to the Noteholder within five business days of the request, the Outstanding Balance of this Note shall increase by two thousand dollars.

5.13 Notice of Corporate Events. Except as otherwise provided herein, the Holder of this Note shall have no rights as a Holder of Ordinary Shares unless and only to the extent that it converts this Note into Ordinary Shares. The Borrower shall provide the Holder with prior notification of any meeting of the Borrower’s stockholders (and copies of proxy materials and other information sent to stockholders). In the event of any taking by the Borrower of a record of its stockholders for the purpose of determining stockholders who are entitled to receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation, reclassification or recapitalization) any share of any class or any other securities or property, or to receive any other right, or for the purpose of determining stockholders who are entitled to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Borrower or any proposed liquidation, dissolution or winding up of the Borrower, the Borrower shall mail or otherwise deliver a notice to the Holder (which shall be deemed satisfied by providing the same notice to the shareholders of the Company), of the date on which any such record is to be taken for the purpose of such dividend, distribution, right or other event, and a brief statement regarding the amount and character of such dividend, distribution, right or other event to the extent known at such time. The Borrower shall make a public announcement of any event requiring notification to the Holder hereunder substantially simultaneously with the notification to the Holder in accordance with the terms of this section.

5.14 Remedies. The Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or threatened breach by the Borrower of the provisions of this Note, that the Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required. No provision of this Note shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the form, herein prescribed. Holder shall be afforded the additional remedy of not being bound by the Governing Law provision of this Note.

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5.15 Dispute Resolution. In the case of a dispute as to the determination of the Conversion Price (including, without limitation, any disputed adjustment thereto or any dispute as to whether any issuance or sale or deemed issuance or sale, The conversion price, the trading price, the closing sale price or fair market value (as the case may be) or the calculation of the conversion price, any reduction or addition of principal balance to the Note, the Company or the Holder (as the case may be) shall submit the disputed determinations or calculations (as the case may be) via email or mail (i) within two Business Days after receipt of the applicable notice giving rise to such dispute to the Company or the Holder (as the case may be) or (ii) if no notice gave rise to such dispute, at any time after the Holder learned of the circumstances giving rise to such dispute. If the Holder and the Company are unable to agree upon such determination or calculation within two business Days of such disputed determination or calculation (as the case may be) being submitted to the Company of the Holder (as the case may be), the Company shall, within two Business Days, submit via email (a) the disputed determination of the conversion price, trading price or other price (as the case may be) to an independent, reputable investment banks selected by the company and approved by the Holder or to an independent, outside accountant selected by the Holder that is reasonable acceptable to the Company. The Company shall cause at its expense the investment bank or the accountant (as the case may be) to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten business days from the time it receives such disputed determinations or calculations (as the case may be). Such investment bank’s or accountant’s determination or calculation (as the case may be) shall be binding upon all parties absent demonstrable error.

5.16 Noncircumvention. The Company hereby covenants and agrees that the Company will not, by amendment of its certificate of incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, and will at all times in good faith carry out all of the provisions of this Note and take all action as may be required to protect the rights of the Holder of this Note. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any Ordinary Shares receivable upon conversion of this Note above the Conversion Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Ordinary Shares upon the conversion of this Note, and (iii) shall, so long as any of the Notes are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued Ordinary Shares, solely for the purpose of effecting the conversion of the Notes, the maximum number of Ordinary Shares as shall from time to time be necessary to effect the conversion of the Notes then outstanding (without regard to any limitations on conversion).

5.17. Certain Amounts. Whenever pursuant to this Note, the Borrower is required to pay an amount in excess of the outstanding principal amount (or the portion thereof required to be paid at that time) plus accrued and unpaid interest plus Default Interest on such interest, the Borrower and the Holder agree that the actual damages to the Holder from the receipt of cash payment on this Note may be difficult to determine and the amount to be so paid by the Borrower represents stipulated damages and not a penalty and is intended to compensate the Holder in part for loss of the opportunity to convert this Note and to earn a return from the sale of Ordinary Shares acquired upon conversion of this Note at a price in excess of the price paid for such shares pursuant to this Note. The Borrower and the Holder hereby agree that such amount of stipulated damages is not plainly disproportionate to the possible loss to the Holder from the receipt of a cash payment without the opportunity to convert this Note into Ordinary Shares.

5.18 Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Purchase Agreement.

5.19 Absence of Certain Changes. Except as disclosed in the SEC Documents, since the date of the Company’s most recent audited financial statements contained in its quarterly and yearly filings with the SEC, here has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any of its Subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its Subsidiaries has (i) declared or paid any dividends, (ii) sold any assets, individually or in the aggregate, outside of the ordinary course of business or (iii) made any capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does the Company or any Subsidiary have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. Except as disclosed in the SEC Documents, the Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Initial Closing, will not be Insolvent (as defined below). For purposes of this Section 5.19, “Insolvent” means, (i) with respect to the Company and its Subsidiaries, on a consolidated basis, (A) the present fair saleable value of the Company’s and its Subsidiaries’ assets is less than the amount required to pay the Company’s and its Subsidiaries’ total Indebtedness (as defined below), (B) the Company and its Subsidiaries are unable to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company and its Subsidiaries intend to incur or believe that they will incur debts that would be beyond their ability to pay as such debts mature; and (ii) with respect to the Company and each Subsidiary, individually, (A) the present fair saleable value of the Company’s or such Subsidiary’s (as the case may be) assets is less than the amount required to pay its respective total Indebtedness, (B) the Company or such Subsidiary (as the case may be) is unable to pay its respective debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (C) the Company or such Subsidiary (as the case may be) intends to incur or believes that it will incur debts that would be beyond its respective ability to pay as such debts mature. Neither the Company nor any of its Subsidiaries has engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s or such Subsidiary’s remaining assets constitute unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted.

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5.20 Existing Securities; Obligations. Except as disclosed in the SEC Documents: (A) none of the Company’s or any Subsidiary’s shares, interests or capital stock is subject to preemptive rights or any other similar rights or Liens suffered or permitted by the Company or any Subsidiary; (B) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares, interests or capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares, interests or capital stock of the Company or any of its Subsidiaries; (C) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act (except pursuant to the Registration Rights Agreement); (D) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (E) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; and (F) neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

5.21 Litigation. There is no action, suit, arbitration, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, other Governmental Entity, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries, the Ordinary Shares or any of the Company’s or its Subsidiaries’ officers or directors , whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in Schedule 3(t). No director, officer or employee of the Company or any of its subsidiaries has willfully violated 18 U.S.C. §1519 or engaged in spoliation in reasonable anticipation of litigation. Without limitation of the foregoing, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its Subsidiaries or any current or former director or officer of the Company or any of its Subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act. After reasonable inquiry of its employees, the Company is not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company nor any of its Subsidiaries is subject to any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity.

5.22 No Manipulation of Price. Neither the Company nor any of its Subsidiaries has, and, to the knowledge of the Company, no Person acting on their behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company or any of its Subsidiaries to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities (other than the Placement Agent), (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company or any of its Subsidiaries or (iv) paid or agreed to pay any Person for research services with respect to any securities of the Company or any of its Subsidiaries.

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5.23 Management. Except as set forth in a schedule hereto, during the past five year period, no current or former officer or director or, to the knowledge of the Company, no current ten percent (10%) or greater stockholder of the Company or any of its Subsidiaries has been the subject of:

(i) a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

5.24 No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

5.25 No Disqualification Events. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Holder a copy of any disclosures provided thereunder.

5.26 Limitations on Disclosure. The Company shall not, and the Company shall cause each of its Subsidiaries and each of its and their respective officers, directors, employees and agents not to, provide any Holder with any material, non-public information regarding the Company or any of its Subsidiaries from and after the date hereof without the express prior written consent of such Holder (which may be granted or withheld in such Holder’s sole discretion). In the event of a breach of any of the foregoing covenants or any of the covenants or agreements contained in any other Transaction Document, by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees and agents (as determined in the reasonable good faith judgment of such Holder), in addition to any other remedy provided herein or in the Transaction Documents, the Holder shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such breach or such material, non-public information, as applicable, without the prior approval by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees or agents. The Holder shall have not have any liability to the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates, stockholders or agents, for any such disclosure. To the extent that the Company delivers any material, non-public information to the Holder without the Holder’s consent, the Company hereby covenants and agrees that the Holder shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor the Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of the Holder, to make the Press Releases and any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 6-K Filings and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of the Holder (which may be granted or withheld in such Holder’s sole discretion), the Company shall not (and shall cause each of its Subsidiaries and affiliates to not) disclose the name of the Holder in any filing, announcement, release or otherwise, except as required by applicable law. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that no Holder shall have (unless expressly agreed to by the Holder after the date hereof in a written definitive and binding agreement executed by the Company and the Holder (it being understood and agreed that no Holder may bind any other Holder with respect thereto)), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any material, non-public information regarding the Company or any of its Subsidiaries.

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5.27 Right of First Refusal. If at any time while this Note is outstanding, the Company has a bona fide offer of capital financing from any 3rd party (including structured as an equity line of credit), that the Company intends to act upon, then the Company must first offer such opportunity to the Holder to provide such capital or financing to the Company on the same terms as each respective 3rd party’s terms. Should the Holder be unwilling or unable to provide such capital or financing to the Company within 10 trading days from Holder’s receipt of written notice of the offer (the “Offer Notice”) from the Company, then the Company may obtain such capital or financing from that respective 3rd party upon the exact same terms and conditions offered by the Company to the Holder, which transaction must be completed within 30 days after the date of the Offer Notice. If the Company does not receive the capital or financing from the respective 3rd party within 30 days after the date of the respective Offer Notice, then the Company must again offer the capital or financing opportunity to the Holder as described above, and the process detailed above shall be repeated. The Offer Notice must be sent via electronic mail to [INSTITUTION]. This clause does not apply to a strategic investor, a government or quasi-governmental agency, international institutions or associations, or professional industry associations, in any case who provides funds to the Company or a subsidiary or affiliate thereof.

5.28 Variable Security Blocker. The Borrower shall not issue a Variable Security to, any party other than the Holder for a period of four (4) calendar months following the funding date of the Note without written approval from the Holder. A Variable Security shall mean any security issued by the Borrower that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into Ordinary Shares (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of Ordinary Shares issued or to be issued is based upon or related in any way to the market price of the Ordinary Shares, including, but not limited to, Ordinary Shares issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange. The Borrower agrees that this is a material term of the Note and any breach of this Section will result in an Event of Default under this Note.

5.29 Opportunity to Consult with Counsel. The Borrower represents and acknowledges that it has been provided with the opportunity to discuss and review the terms of this Note and the other Transaction Documents with its counsel before signing it and that it is freely and voluntarily signing the Transaction Documents in exchange for the benefits provided herein. In light of this, the Borrower will not contest the validity of Transaction Documents and the transactions contemplated therein. The Borrower further represents and acknowledges that it has been provided a reasonable period of time within which to review the terms of the Transaction Documents.

5.30 Confession Of Judgment. The Borrower hereby irrevocably authorizes and empowers, the Investor and any attorney-at-law, each as the Borrower’s attorney-in-fact, to appear ex parte in any court of record and to confess judgment against the Company for the unpaid amount of this Note or any undelivered shares of the Company’s Ordinary Shares not delivered upon Investors’s conversion of their note or exercise of their Ordinary Shares Purchase Warrant, as evidenced by an affidavit signed by Investor setting forth the amount then due, including attorneys’ fees plus costs of suit, and to release all errors, and waive all rights of appeal. If a copy of this Note verified by an affidavit, shall have been filed in the proceeding, it will not be necessary to file the original as a warrant of attorney. The Borrower waives the right to contest Investor’s rights under this section, including without limitation the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect. No single exercise of the foregoing warrant and power to confess judgment will be deemed to exhaust the power, whether or not any such exercise shall be held by any court to be invalid, voidable, or void; but the power will continue undiminished and may be exercised from time to time as Investor may elect until all amounts owing on this Note have been paid in full and all shares of stock that have been exercised under the Ordinary Shares Purchase Warrant have been delivered. The Company hereby further waives and releases any and all claims or causes of action which the Company might have against any attorney acting under the terms of authority which the Company has granted herein arising out of or connected with the confession of judgment hereunder. Notwithstanding anything to the contrary contained herein, Investor shall not exercise its rights with respect to the foregoing power of attorney unless or until an Event of Default has occurred. Neither the Confession of Judgment nor the Investor shall not be bound by Section 5.6 of this Agreement and the Investor shall have the option to commence legal proceedings with any court of their choosing.

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IN WITNESS WHEREOF, Borrower has caused Note to be signed in its name by an authorized officer as of the 5th day of September 2023.

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai Alon
Printed Name:	Haggai Alon
Title:	Chief Executive Officer

NOTARY PUBLIC WITNESS or via Docusign

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Exhibit A(1)

Definitions

“Conversion Default Payment” shall mean $2,000 per Trading Day in cash, for each Trading Day beyond the Share Delivery Date that the Borrower fails to deliver such Ordinary Shares until the Borrower issues and delivers a the Ordinary Shares to the Holder’s brokerage account or credits the Holder’s account with the Borrower’s transfer agent for the number of Ordinary Shares to which the Holder is entitled upon such Holder’s conversion of any Conversion Amount (under Holder’s and Borrower’s expectation that any damages will tack back to the Issue Date).

“Event of Default Effect” shall mean (a) the Outstanding Balance through the date of acceleration shall immediately increase to one hundred and twenty percent (120%) of the Outstanding Balance immediately prior to the occurrence of the Event of Default, (b) this Note shall then accrue interest at the Default Interest Rate which shall be equal to the lesser of twenty four and a half percent per annum or the maximum rate permitted under applicable law during an Event of Default. The Default Effects shall automatically apply upon the occurrence of an Event of Default without the need for any party to give any notice or take any other action. The Holder need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind regarding an Event of Default. Further, upon the occurrence and during the continuation of any Event of Default, the Holder may by written notice to the Borrower declare the entire Outstanding Balance immediately due and payable without presentment, demand, protestor any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Transaction Documents to the contrary notwithstanding, provided, however, that upon the occurrence or existence of any Event of Default, immediately and without notice, all outstanding obligations payable by the Borrower hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Transaction Documents to the contrary (“Automatic Acceleration”). The Holder and the Borrower shall retain all rights under this Note and the Transaction Documents, including the ability to convert the then Outstanding Balance of this Note at all times during and after an Event of Default (but for purposes of any such conversion by Borrower, only if the Conversion Shares are freely tradable pursuant to the Registration Rights Agreement) until the entire then Outstanding Balance has been paid in full or converted. If one or more of the “Events of Default” as described in the Agreement shall occur, the Borrower agrees to pay all costs and expenses, including reasonable attorney’s fees, which the Holder may incur in collecting any amount due under, or enforcing any terms of, this Note. The Borrower covenants that until all amounts due under this Note are paid in full, by conversion or otherwise, the Borrower shall notify Holder in writing within one day of any of the above Events of Default. If the Holder shall commence an action or proceeding to enforce any provision of this Note, including, without limitation, engaging an attorney, then if the Holder prevails in such action, the Holder shall be reimbursed by the Company for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

“Fundamental Transaction” means that (i) (1) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consolidate or merge with or into (whether or not the Borrower or any of its subsidiaries is the surviving corporation) any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization (collectively, “Person”), or (2) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, sell, lease, license, assign, transfer, convey or otherwise dispose of all or substantially all of its respective properties or assets to any other Person, or (3) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, allow any other Person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), or (4) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other Person whereby such other Person acquires more than 50% of the outstanding shares of voting stock of the Borrower (not including any shares of voting stock of the Borrower held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination), or (5) the Borrower or any of its subsidiaries shall, directly or indirectly, in one or more related transactions, reorganize, recapitalize or reclassify the Ordinary Shares, other than an increase in the number of authorized shares of the Borrower’s Ordinary Shares, or (ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Borrower.

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“Maturity Date” shall mean one year after the Issue Date of this Note.

“DWAC Eligible Conditions” shall mean that the Ordinary Shares are DWAC eligible and can be electronically delivered to the Holder’s Brokerage account.

“Outstanding Balance” means the Original Principal Amount, as reduced or increased, as the case may be, pursuant to the terms hereof for conversion, breach hereof, Event of Default or otherwise, plus any accrued but unpaid interest (including with limitation Default Interest), collection and enforcements costs, and any other fees or charges incurred under this Note. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder thereof.

“Prohibited Transaction” shall refer to the issuance by the Company of any Variable Security; provided that securities in a registered direct public offering or an unregistered private placement where the price per share of such securities is fixed concurrently with the execution of definitive documentation relating to the offering or placement, as applicable and securities issued in connection with a non-convertible secured debt financing, shall not be a Prohibited Transaction. For the avoidance of doubt, the Yorkville SEPA is not a Prohibited Transaction.

A “Public Information Failure” occurs if the Company has not timely filed (after all applicable extensions) any of its Exchange Act filings with the SEC or in the event the Company experiences a DTC “Chill” on its Ordinary Shares

“Trading Day” shall mean any day on which the Ordinary Shares is traded on the principal securities exchange or securities market on which the Ordinary Shares is then traded, provided that “Trading Day” shall not include any day on which the Ordinary Shares is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Ordinary Shares is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

A “Variable Security” shall mean any security issued by the Borrower that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the Ordinary Shares; (ii) is or may become convertible into Ordinary Shares, including without limitation convertible debt, warrants or convertible preferred stock, with a conversion or exercise price that varies with the market price of the Ordinary Shares, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued the future in exchange for or in connection with any contract, security, or instrument, whether convertible or note, where the number of Ordinary Shares issued or to be issued is based upon or related in any way to the market price of the Ordinary Shares, including, but not limited to, Ordinary Shares issued in connection with a section 3(a)(9) exchange, or a Section 3(a)(10) settlement, or any other similar settlement or exchange.

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Exhibit B

CONVERSION NOTICE

(To be executed by the Registered Holder or the Borrower in order to convert the Note)

The undersigned hereby elects to convert $____________of the Outstanding Balance due on the Note issued by

SMX (Security Matters) Public Limited Company as of September 5, 2023 into Ordinary Shares of SMX (Security Matters) Public Limited Company (the “Borrower”) according to the conditions set forth in such Note, as of the date written below.

Date of

Conversion:

Conversion Price:

Shares to Be Delivered:

Notwithstanding anything to the contrary contained herein, this Conversion Notice shall constitute a representation by the Holder of the Note submitting this Conversion Notice that, after giving effect to the conversion provided for in this Conversion Notice, such Holder (together with its affiliates) will not have beneficial ownership (together with the beneficial ownership of such person’s affiliates) of a number of shares Ordinary Shares which exceeds the Maximum Percentage (as defined in the Note) of the total outstanding shares Ordinary Shares of the Company as determined pursuant to the provisions of the Note.

Signature:

[__________]

PLEASE BE ADVISED, pursuant to the Note, “Upon receipt by the Company of a copy of the Conversion Notice, the Company shall as soon as practicable, but in no event later than one (1) Business Day after receipt of such Conversion Notice, SEND, VIA EMAIL, A CONFIRMATION OF RECEIPT OF SUCH CONVERSION NOTICE TO SUCH HOLDER INDICATING THAT THE COMPANY WILL PROCESS SUCH CONVERSION NOTICE in accordance with the terms herein. Within two (2) Business Days after the date of the Conversion Confirmation, the Company shall have issued and electronically transferred the shares to the Broker indicated by the Holder of the Note.

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Exhibit 10.3

EXHIBIT J REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”‘), dated as of September 5, 2023, by and between SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY, an Irish public limited company (the “Company”), and [INSTITUTION], a Saint Kitts and Nevis company (together with it permitted assigns and as further defined below, the “Investor”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement, Promissory Note and Common Stock Purchase Agreement by and between the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement” (as defined below).

WHEREAS:

To induce the Investor to enter into that certain Securities Purchase Agreement, dated the date hereof and of which this Agreement is an exhibit, with the Company (the “Purchase Agreement”), pursuant to which, among other things, the Investor purchased the Securities, the Company has agreed to provide registration rights for the Ordinary Shares underlying the Note and Warrant A and Warrant B (collectively, the “Shares”) under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.	DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. “Investor” means the Investor, any transferee or assignee thereof to whom an Investor assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement, and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement.

b. “Person” means any individual or entity including but not limited to any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. “Register.” “registered.” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and/or pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”). and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “SEC”).

d. “Registrable Securities” means all of the Shares and any other equity securities of the Company subsequently issued to the Investor therefore as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

e. “Registration Statement” means one or more registration statements of the Company covering the sale of the Registrable Securities.

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2.	REGISTRATION.

a. Mandatory Registration. The Company shall, within fifteen (15) calendar days from the date hereof, file with the SEC a Registration Statement on Form F-1 or F-3 covering the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor, including but not limited to under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), subject to the aggregate number of authorized shares of the Company’s Common Stock then available for issuance in its Certificate of Incorporation. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all reasonable comments. The Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall have the Registration Statement and any amendment declared effective by the SEC at the earliest possible date (in any event within twenty days (20) calendar days from the date hereof, unless the SEC has determined to review the Registration Statement and will not permit same to be declared effective). The Company shall keep the Registration Statement effective, including but not limited to pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date on which the Investor shall have sold all the Registrable Securities covered thereby and (ii) in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by the Investor may then be sold under Rule 144 without manner of sale or volume limitations (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Investor shall use its reasonable best efforts to comment upon such prospectus within one (1) Business Day from the date the Investor receives the final pre-filing version of such prospectus. Notwithstanding the foregoing, any prospectus supplement filed with the SEC solely to incorporate or include public information previously filed by the Company on Form 6-K may be filed without prior notice or review by Investor.

c. Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new Registration Statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2(a)) as soon as practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use it reasonable best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof. In the event that any of the Registrable Securities are not included in the Registration Statement, or have not been included in any New Registration Statement and the Company files any other registration statement under the Securities Act (other than on Form S-4, Form S-8, or with respect to other employee related plans or rights offerings) (“Other Registration Statement”! then the Company shall include such remaining Registrable Securities in such Other Registration Statement. The Company agrees that it shall not file any such Other Registration Statement unless all of the Registrable Securities have been included in such Other Registration Statement or otherwise have been registered for resale as described above.

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d. Offering. If the staff of the SEC (the “Staff’) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor under Rule 415 at then prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent, which shall not be unreasonably withheld, of the Investor and its legal counsel as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(d).

3.	RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post- effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

b. The Company shall permit the Investor to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements (subject to Section 2(b) above) thereto at least two (2) Business Days prior to their filing with the SEC, and not file any document in a form to which Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Business Days from the date the Investor receives the final version thereof. The Company shall furnish to the Investor, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

c. Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement, a copy of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the SEC’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

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d. The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly notify the Investor in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by email or facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a registration statement would be appropriate. For the avoidance of doubt, any filing available to Investor via the SEC’s live Edgar system shall be deemed “prompt notification to Investor in writing” with respect to any prospectus supplement so filed.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

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h. The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of the Registrable Securities (not bearing any restrictive legend) either by DWAC, DRS, or in certificated form if DWAC or DRS is unavailable, to be offered pursuant to any registration statement and enable such Registrable Securities to be in such denominations or amounts as the Investor may reasonably request and registered in such names as the Investor may request.

i.The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j. If requested by the Investor, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Investor believes should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

k. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l. Within one (1) Business Day after any registration statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investor) confirmation that such registration statement has been declared effective by the SEC in substantially the form attached hereto as Exhibit A. Thereafter, if requested by the Investor at any time, the Company shall require its counsel to deliver to the Investor a written confirmation whether or not the effectiveness of such registration statement has lapsed at any time for any reason (including, without limitation, the issuance of a stop order) and whether or not the registration statement is current and available to the Investor for sale of all of the Registrable Securities.

m. The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any registration statement.

4.	OBLIGATIONS OF THE INVESTOR.

a. The Company shall notify the Investor in writing of the information the Company reasonably requires from the Investor in connection with any registration statement hereunder. The Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder.

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c. The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until the Investor’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which an Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which the Investor has not yet settled.

5.	EXPENSES OF REGISTRATION.

All expenses incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.	INDEMNIFICATION.

a. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, agents, representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”! (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation by the Company of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any such person from whom the person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid hi settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

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b. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

c. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

d. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.	CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law.

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8.	REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”). the Company agrees, at the Company’s sole expense, to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

c. furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

d. take such additional action as is requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144.

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that Investor shall, whether or not it is pursuing any remedies at law, be entitled to equitable relief in the form of a preliminary or permanent injunctions, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9.	ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder.

10.	AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by both parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

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11.	MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: when sent by email. The addresses for such communications shall be:

If to the Company, to:

email:haggai@securitymattersltd.com

If to the Investor:

e-mail: [INSTITUTION]

Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s email account.

C. This Agreement shall be deemed executed, delivered and performed in Nevis. This Agreement shall be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Nevis. The Company irrevocably and exclusively consents to and expressly agrees that binding arbitration in Nevis conducted by the Arbitrator Conflict Resolution Centre shall be their sole and exclusive remedy for any dispute arising out of or relating to the Securities Purchase Agreement, Irrevocable Instructions or any other agreement between the parties, the Company’s transfer agent or the relationship of the parties or their affiliates, and that the arbitration shall be conducted via telephone or teleconference. If the Arbitrator is not available, a different arbitrator or law firm in Nevis shall be chosen by the Investor and agreed upon by the Company. Company covenants and agrees to provide written notice to Investor via email prior to bringing any action or arbitration action against the Company’s transfer agent or any action against any person or entity that is not a party to this Agreement that is related in any way to this Agreement or any of the Exhibits under this Agreement or any transaction contemplated herein or therein, and further agrees to timely notify Investor to any such action. Company acknowledges that the governing law and venue provisions set forth in this Agreement are material terms to induce Investor to enter into the Securities Purchase Agreement and that but for Company’s agreements set forth in this section, Investor would not have entered into the Transaction Documents. In the event that the Investor needs to take action to protect their rights under the Securities Purchase Agreement, the Investor may commence action in any jurisdiction needed with the understanding that the Agreement shall still be solely and exclusively construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed solely and exclusively by the internal laws of Nevis, without giving effect to any choice of law or conflict of law provision or rule (whether of Nevis or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Nevis.

d. This Agreement, the Purchase Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the Purchase Agreement and the other Transaction Documents supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

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e. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties hereto.

f. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

g. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or by e-mail in a “.pdf’ format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

h. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

i. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

j. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of day and year first above written.

THE COMPANY:

SMX (Security Matters) Public Limited Company

By:	/s/ Haggai ALon
Name:	Haggai Alon
Title :	Chief Executive Officer

INVESTOR:

[INSTITUTION]

By:	/s/
Name:
Title:	Director

[Signature Page to registration rights agreement]

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

, 2023

Continental Stock Transfer & Trust 1 State

Street, 30th Floor New York, NY 10004-1561

Phone 212.509.4000 Douglas Reed

Dreed@continentalstock. com

Re: Effectiveness of Registration Statement Ladies and Gentlemen:

We are counsel to SMX (Security Matters) Public Limited Company, an Irish public limited company (the “Company”), and represent the Company in connection with those certain Securities Purchase Agreement, Promissory Note and Warrant, each dated as of September 5, 2023 (the “Transaction Documents”) and entered into by and between the Company and [INSTITUTION] (the “Investor”).

Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, of even date with the Investor (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Shares (as defined therein) under the Securities Act of 1933, as amended (the “Securities Act”). In connection with the Company’s obligations under the Purchase Agreement and the Registration Rights Agreement, on [__________], 2023, the Company filed a Registration Statement (File No. 333-[__________]) (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) relating to the resale of the Shares.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [___________] [A.M./P.M.] on [__________], 2023 and we have no knowledge, after telephonic inquiry of a member of the SEC’s staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Shares and Warrant Shares are available for resale under the Securities Act pursuant to the Registration Statement and may be issued without any restrictive legend.

Very truly yours,
[Company Counsel]

By:

cc:	[INSTITUTION]